UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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GTC BIOTHERAPEUTICS, INC.,
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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175 Crossing Boulevard
Framingham, Massachusetts 01702
(508) 620-9700

________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2007
________________

     The 2007 Annual Meeting of Stockholders of GTC Biotherapeutics, Inc., or GTC, will be held in the Forefront Center for Meetings & Conferences, 404 Wyman Street, Waltham, Massachusetts 02451, at 1:00 p. m. local time on Wednesday, May 23, 2007 for the following purposes:

1.	To elect three directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To approve a proposed amendment and restatement of GTC’s 2002 Equity Incentive Plan, referred to as the 2002 Plan; and

     To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only GTC stockholders of record at the close of business on April 9, 2007 are entitled to notice of, and to vote at, the annual meeting or any adjournments.

     It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States, or vote by telephone or Internet. If you attend the meeting and vote in person, your proxy will not be used.

By order of the Board of Directors,

Nathaniel S. Gardiner
Clerk

April 16, 2007

i

Option Exercises and Stock Vested	31
Director Compensation	32
Payments Upon Termination or Change-In-Control	33
RELATED PERSON TRANSACTIONS	38
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	40
Report of the Audit Committee	40
Independent Registered Public Accountants’ Fees and Other Matters	41
ADDITIONAL INFORMATION	42
Deadline for Stockholder Proposals and Director Nominations	42
Householding of Annual Meeting Materials	42
Annual Report and Other SEC Filings	42
ANNEX A – PROPOSED GTC BIOTHERAPEUTICS, INC. AMENDED AND RESTATED 2002
EQUITY INCENTIVE PLAN	A-1

ii

________________

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2007
________________

     Our Board of Directors is soliciting the enclosed proxy card for use at the 2007 Annual Meeting of Stockholders to be held in the Forefront Center for Meetings & Conferences, 404 Wyman Street, Waltham, Massachusetts 02451, at 1:00 p.m. local time on Wednesday, May 23, 2007, and at any adjournments thereof. This proxy statement and the accompanying proxy card are first being provided to our stockholders on or about April 17, 2007.

GENERAL INFORMATION ABOUT VOTING

     Who can vote. You may vote your shares of our stock at the annual meeting if you were a stockholder of record at the close of business on April 9, 2007. On April 5, 2007, there were (i) 77,620,066 shares of common stock outstanding and (ii) 14,615 shares of our Series D preferred stock outstanding, which are convertible into a total of 14,615,000 shares of our common stock.

     How many votes do you have. You have one vote for each share of common stock that you owned at the close of business on April 9, 2007, which is shown on your proxy card or other voting instruction form. Each share of Series D preferred stock is entitled to one vote for each share of common stock into which it is convertible.

     How to vote your shares in person. If you attend the annual meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in “street name” (that is, in the name of a brokerage firm or bank that holds your securities account), you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on April 9, 2007 in order to be admitted to the meeting. To be able to vote, you will need to obtain a proxy from the brokerage firm or bank that is the holder of record of your shares.

     How to vote your shares by proxy card. If you choose to vote by proxy card, please complete, date, sign and return the enclosed proxy card in the enclosed postage prepaid envelope. The proxies named in the proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how your vote should be cast, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.

     How to vote your shares by telephone or Internet. Instead of submitting your vote by mail on the enclosed proxy card, you may vote by telephone or Internet. Please note that there may be separate telephone and Internet arrangements depending on whether you are a registered stockholder (that is, if you hold your stock in your own name) or you hold your shares in street name. In either case, you must follow the procedures described on your proxy card.

     In order to vote by telephone or Internet, have the enclosed proxy card available, and call the number or go to the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

     We encourage you to vote by Internet. If you do so, please authorize us to deliver future annual reports and proxy statements to you by email. This lowers our costs and speeds delivery to you.

     Who to contact for additional information. If you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor, The Altman Group, at (800) 287-0142.

     Proposals to be considered at the annual meeting. The principal business expected to be transacted at the meeting, as more fully described below, will be as follows:

1.	To elect three directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To approve a proposed amendment and restatement of our 2002 Equity Incentive Plan, referred to as the 2002 Plan; and

     To transact such other business as may properly come before the meeting or any adjournments thereof.

     Quorum. A quorum of stockholders is required to transact business at the meeting. A majority in interest of the outstanding shares of capital stock entitled to vote and represented at the meeting in person or by proxy constitutes a quorum for the transaction of business.

     Number of votes required. The number of votes required to approve the proposals scheduled to be presented at the meeting is as follows:

Proposal		Required Vote for Approval
•	Election of each nominee as director.	•	Affirmative vote representing a plurality of the votes cast for or against the nominee.
•	Approval of the amendment and restatement of the 2002 Plan.	•	Affirmative vote representing a majority of the votes present, or represented by proxy, and entitled to vote at the meeting.

     Abstentions and broker non-votes. Abstentions and broker non-votes will be counted in determining a quorum for the transaction of business at the annual meeting. A broker non-vote on a proposal results from a proxy submitted by a broker that does not indicate a vote for one or more proposals because the broker does not have discretionary voting authority and the broker’s customer did not send the broker instructions on how to vote on the proposal. If the broker does not have instructions on certain matters, and the broker is barred by law or the regulations of The NASDAQ Stock Market, or NASDAQ, from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter. In voting on the proposals to elect three directors and to amend and restate our 2002 Plan, any abstentions, votes withheld and broker non-votes will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election.

     Discretionary voting by proxies on other matters. If other matters are properly presented for consideration at the annual meeting, the persons named as proxies on the proxy card, or designated by telephonic or Internet vote, will have the authority to vote on those matters for you as they determine. Aside from the proposals to elect three directors and to amend and restate the 2002 Plan, we do not know of any other proposals that may be presented at the annual meeting.

     How you may revoke your proxy. You may revoke the proxy authority granted by proxy card at any time before its exercise by submitting a written revocation or a duly executed proxy card bearing a later date to GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Nathaniel S. Gardiner, Corporate Clerk. You may revoke the proxy authority granted by telephone or Internet in accordance with the instructions provided on the website or by calling the number set forth on your proxy card. Previously granted proxy authority may also be revoked by voting in person at the meeting. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

     Voting results. We expect to report the voting results from the annual meeting in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2007, which we plan to file with the Securities and Exchange Commission in August 2007.

     Expenses of solicitation. We will bear all costs of soliciting proxies. We have hired a proxy solicitation firm, the Altman Group, to assist in soliciting proxies for an anticipated fee of approximately $10,000, plus reasonable out-of-pocket expenses. We will also, upon request, reimburse brokers, custodians and fiduciaries for out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of our common stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and email, without additional remuneration.

     No appraisal rights. There are no appraisal rights associated with any of the proposals being considered at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount of our common stock and Series D preferred stock beneficially owned as of April 5, 2007 by:

  persons known by us to be beneficial owners of more than 5% of our common stock or Series D preferred stock;

  our principal executive officer, principal financial officer and our three other most highly compensated executive officers, whom we refer to as our “named executives”;

  our directors and each nominee seeking re-election as a director; and

  all of our current executive officers and directors as a group.

     The number of shares beneficially owned by each person listed below includes any shares over which the person has sole or shared voting or investment power as well as shares which the person has the right to acquire on or before June 4, 2007 by exercising a stock option or other right to acquire shares. Unless otherwise indicated, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares listed in the table. For each person listed below, the percentage ownership of common stock set forth under “Percent of Class” was calculated based on the 77,620,066 shares of common stock outstanding on April 5, 2007, plus any shares that person could acquire upon the exercise of any options or other rights exercisable on or before June 4, 2007. The percentage ownership of Series D preferred stock set forth under “Percent of Class” was calculated based on the 14,615 shares of Series D preferred stock outstanding on April 5, 2007.

		Number of Shares	Percent of
Title of Class	Beneficial Owner	Beneficially Owned	Class
Common Stock
	Directors and Named Executives:
	Geoffrey F. Cox (1)	971,241	1.2%
	Robert W. Baldridge (2)	65,075	*
	Kenneth A. Bauer (3)	30,000	*
	Christian Béchon (4)	18,255,918	19.8%
	Francis J. Bullock (5)	70,532	*
	James A. Geraghty (6)	217,581	*
	Michael J. Landine (7)	22,500	*
	Pamela W. McNamara (8)	50,678	*
	Marvin L. Miller (9)	49,631	*
	Alan W. Tuck (10)	53,684	*
	John B. Green (11)	422,025	*
	Gregory F. Liposky (12)	301,895	*
	Harry M. Meade (13)	379,536	*
	Daniel S. Woloshen (14)	276,508	*
	All executive officers and directors as a group
	(15 persons)	21,166,804	22.4%

		Number of Shares	Percent of
Title of Class	Beneficial Owner	Beneficially Owned	Class
Common Stock
	Five Percent Stockholders:
	LFB Biotechnologies, S.A.S.U. (15)	18,245,000	19.8%
	3, avenue des Tropiques
	Les Ulis - 91940 Courtaboeuf Cedex - France
	William Harris Investors, Inc. (16)	6,968,912	8.9%
	191 North Wacker Drive, Suite 1500
	Chicago, IL 60606
	Genzyme Corporation (17)	4,299,032	5.5%
	500 Kendall Street,
	Cambridge, Massachusetts 02142
Series D
Preferred Stock
	Directors and Named Executives:
	Christian Béchon (18)	14,615	100%
	Five Percent Stockholders:
	LFB Biotechnologies, S.A.S.U.	14,615	100%
____________________

*	Less than 1%.

(1)	Includes 226,504 shares owned directly by Dr. Cox (including 4,000 shares owned jointly with his grandchildren), 19,137 shares beneficially owned by Dr. Cox and held in our 401(k) plan, 4,000 shares held by Dr. Cox indirectly as custodian for his grandchildren and 721,600 shares issuable to Dr. Cox upon the exercise of outstanding options exercisable on or before June 4, 2007.

(2)	Includes 5,075 shares owned directly by Mr. Baldridge and 60,000 shares issuable to Mr. Baldridge upon the exercise of outstanding options exercisable on or before June 4, 2007.

(3)	Includes 30,000 shares issuable to Dr. Bauer upon the exercise of outstanding options exercisable on or before June 4, 2007.

(4)	Includes 3,630,000 shares and 14,615,000 shares issuable upon conversion of 14,615 shares of Series D convertible preferred stock owned by LFB Biotechnologies of which Mr. Béchon is President and Chief Executive Officer, and 3,418 shares owned directly by Mr. Béchon and 7,500 shares issuable to Mr. Béchon upon the exercise of outstanding options exercisable on or before June 4, 2007.

(5)	Includes 5,032 shares owned directly by Dr. Bullock and 65,500 shares issuable to Dr. Bullock upon the exercise of outstanding options exercisable on or before June 4, 2007.

(6)	Includes 68,698 shares owned directly by Mr. Geraghty, 1,383 shares beneficially owned by Mr. Geraghty and held in our 401(k) plan and 147,500 shares issuable to Mr. Geraghty upon the exercise of outstanding options exercisable on or before June 4, 2007.

(7)	Includes 22,500 shares issuable to Mr. Landine upon the exercise of outstanding options exercisable on or before June 4, 2007.

(8)	Includes 5,678 shares owned directly by Ms. McNamara and 45,000 shares issuable to Ms. McNamara upon the exercise of outstanding options exercisable on or before June 4, 2007.

(9)	Includes 4,631 shares owned directly by Mr. Miller and 45,000 shares issuable to Mr. Miller upon the exercise of outstanding options exercisable on or before June 4, 2007.

(10)	Includes 3,684 shares owned directly by Mr. Tuck, 7,000 shares held by Mr. Tuck in his Individual Retirement Account and 43,000 shares issuable to Mr. Tuck upon the exercise of outstanding options exercisable on or before June 4, 2007.

(11)	Includes 85,700 shares owned directly by Mr. Green, 28,924 shares beneficially owned by Mr. Green and held in our 401(k) plan, and 307,401 shares issuable to Mr. Green upon the exercise of outstanding options exercisable on or before June 4, 2007.

(12)	Includes 33,548 shares owned directly by Mr. Liposky, 22,747 shares beneficially owned by Mr. Liposky and held in our 401(k) plan, and 245,600 shares issuable to Mr. Liposky upon the exercise of outstanding options exercisable on or before June 4, 2007.

(13)	Includes 89,226 shares owned directly by Dr. Meade, 22,734 shares beneficially owned by Dr. Meade and held in our 401(k) plan, and 267,576 shares issuable to Dr. Meade upon the exercise of outstanding options exercisable on or before June 4, 2007.

(14)	Includes 64,134 shares owned directly by Mr. Woloshen, 22,574 shares beneficially owned by Mr. Woloshen and held in our 401(k) plan, and 189,800 shares issuable to Mr. Woloshen upon the exercise of outstanding options exercisable on or before June 4, 2007.

(15)	Based on information contained in this holder’s most recent Schedule 13G filed on January 8, 2007. Includes 3,630,000 shares owned and 14,615,000 shares issuable upon conversion of 14,615 shares of Series D convertible preferred stock.

(16)	Based on information contained in this holder’s most recent Schedule 13G filed on February 14, 2007. Includes warrants exercisable for 817,500 shares.

(17)	Based on information provided to us by this holder as of April 2, 2007. Includes three warrants exercisable for 288,000, 55,833 and 29,491 shares of common stock at prices of $4.88, $6.30 and $6.30 per share, respectively.

(18)	Shares are owned by LFB Biotechnologies of which Mr. Béchon is President and Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning more than 10% of any class of our registered equity securities to file with the Securities and Exchange Commission reports of their initial ownership and of changes in their ownership of our common stock and to provide us with copies of those reports. Based solely upon our review of copies of reports received by us or written representations from reporting persons that no reports were required, we believe that during the fiscal year ended December 31, 2006, our directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements, except in the following instances: in October 2006, Dr. Cox and Mr. Scotland each filed one late Form 4 reporting one transaction on an untimely basis; and in November 2006, Mr. Miller and Dr. Bullock each filed one late Form 4 reporting two transactions on an untimely basis and Dr. Bauer, Ms. McNamara, Mr. Tuck and Mr. Geraghty each filed one late Form 4 reporting one transaction on an untimely basis.

PROPOSAL 1 –
ELECTION OF DIRECTORS

     Stockholders are being asked to elect three members to our Board of Directors. Our Board has currently fixed the number of directors at ten. Under our Articles of Organization, as amended, our Board is divided into three classes with staggered three year terms, with each class being as nearly equal in number of directors as possible. The directors in each class serve a term of three years and until their successors are elected and qualified.

     At the upcoming annual meeting each of the three following directors have been nominated to serve a term of office of three years and until a successor is elected and qualified:

  Robert W. Baldridge

  James A. Geraghty

  Michael J. Landine

     Each nominee has consented to such nomination and is expected to stand for election. However, if any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board. Biographical information for each of the nominees is set forth below under “Director Biographical Information.”

Vote Required

     Each director nominee must be elected by a plurality of votes cast. Votes withheld and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the elections.

Recommendation of our Board of Directors

     OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

DIRECTOR BIOGRAPHICAL INFORMATION

     Set forth below is biographical information about the nominees for director whose terms expire at the 2007 annual meeting and the two other classes of our current directors whose term of office will continue after the meeting.

		Present
		Term
Name and Age	Business Experience and Other Directorships	Expires
Robert W. Baldridge* Age: 72	Mr. Baldridge has served as a director since 1994. He provided consulting services to us from October 1994 to October 2000 and has served as an independent business consultant since June 1988. Mr. Baldridge served as Chief Executive Officer and Chairman of TSI Corporation from 1993 to 1994.	2007

James A. Geraghty* Age: 52	Mr. Geraghty has served as a director since February 1993, and held the role of Chairman of our Board of Directors from January 1998 to July 2001. He has served as Senior Vice President of Genzyme Corporation since January 2001, and prior to that served as President of Genzyme Europe from July 1998 to December 2000. Mr. Geraghty was our President and Chief Executive Officer from our incorporation in February 1993 until July 1998.	2007

Michael J. Landine* Age: 53

Mr. Landine has served as a director since December 2004. Mr. Landine currently guides all areas of corporate development at Alkermes, Inc., a biotechnology company, having been appointed Vice President, Corporate Development in 1999. Mr. Landine joined Alkermes in 1988 as Vice President and Chief Financial Officer, a position he held for ten years. Previously, he was the Chief Financial Officer of The Walker Magnetics Group, Inc., an international manufacturer of industrial equipment. Mr. Landine serves on the Board of Directors of Expressive Constructs, Inc., a privately-held life sciences company, and on the Board of Kopin Corporation, Inc., a manufacturer of high definition imaging products. He is also an advisor to the Board of Directors of The Walker Magnetics Group, Inc. Mr. Landine received a B.S. in Accounting from Bentley College and is a Certified Public Accountant.

		2007

Francis J. Bullock Age: 70	Dr. Bullock has served as a director since 1994. Dr. Bullock is a self-employed independent consultant. He was a senior consultant with Arthur D. Little, Inc. and with Strategic Decisions Group from September 1993 to March 2003, and Senior Vice President, Research Operations at Schering-Plough Research Institute from 1981 until August 1993. Dr. Bullock is also a director of Array Biopharma, Inc., a chemical drug discovery services company.	2008
____________________

*	A current nominee for election as director.

		Present
		Term
Name and Age	Business Experience and Other Directorships	Expires
Geoffrey F. Cox Age: 63

Dr. Cox has served as our Chairman of the Board, Chief Executive Officer and President since July 2001, after being elected a director in May 2001. From 1997 to June 2001, he was Chairman and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a biotechnology company. In 1984, Dr. Cox joined Genzyme Corporation in the U.K. and, in 1988, became Senior Vice President of Operations in the United States. Subsequently, Dr. Cox was promoted to Executive Vice President of Operations of Genzyme, and was also responsible for the pharmaceutical, diagnostic and genetics business units until 1997. Prior to joining Genzyme, Dr. Cox was General Manager of the U.K. manufacturing operations for Gist-Brocades. Dr. Cox also serves as a non-executive Chairman of the Board of Nabi Biopharmaceuticals and serves on the Board of the Biotechnology Industry Organization and the Board of the Massachusetts Biotechnology Council. Dr. Cox received a Ph.D. in Biochemistry from the University of East Anglia U.K. and a BSc (Hons) in Biochemistry from the University of Birmingham U.K.

		2008

Alan W. Tuck Age: 58	Mr. Tuck has served as a director since 1993. He is a partner of The Bridgespan Group, a nonprofit consulting organization where he has worked since April 2001. Mr. Tuck retired in June 2000 as Chief Strategic Officer of Organogenesis Inc., a tissue engineering firm where he had been since July 1997. From February 1992 through May 1996, Mr. Tuck was President and Chief Executive Officer of T Cell Sciences, Inc. Mr. Tuck is also a director of Apogee Technology, Inc., a developer of nanotechnology products.	2008

Kenneth A. Bauer Age: 57

Dr. Bauer has served as a director since December 2004. He has been a Director of Thrombosis Clinical Research at Beth Israel Deaconess Medical Center since 1997 and has been a Professor of Medicine at Harvard Medical School since 2004, where he has been on the faculty since 1982. Dr. Bauer’s research interests include development of novel laboratory techniques for the detection of prothrombotic states and clinical evaluation of new antithrombotic drugs. Dr. Bauer is the current Chairman of Council for the International Society on Thrombosis and Haemostasis. Dr. Bauer received his Bachelor and Master of Science degrees from the Massachusetts Institute of Technology, and obtained his medical education at Stanford University School of Medicine. He completed subspecialty training in medical oncology and hematology at Dana Farber Cancer Institute and Beth Israel Hospital in Boston.

		2009

Christian Béchon Age: 47	Mr. Béchon has served as a director since December 2006. He is Chairman and Chief Executive Officer of Laboratoire Francais du Fractionnement et des Biotechnologies S.A. and President of LFB Biotechnologies, S.A.S.U. Prior to joining LFB, Mr. Béchon was a consultant for the Boston Consulting Group from January 2005 to January 2006. He was a senior judge in the Court of Accounts from May 2004 to January 2005. Mr. Béchon was Chief of Staff with the French Ministry of Industry from May 2002 to May 2004.	2009

Present
Term
Name and Age	Business Experience and Other Directorships	Expires
Pamela W. McNamara Age: 49

Ms. McNamara has served as a director since July 2002. Since October 2003, Ms. McNamara has been Chief Executive Officer of CRF, Inc., a clinical trial data management and mobile technology company. Prior to joining CRF, Ms. McNamara was a private consultant. Ms. McNamara was appointed Chief Executive Officer of Arthur D. Little, Inc., a global management and technology firm, from 2001 to February 2002, to develop plans to restructure, reorganize or divest the firm’s viable business units. In February 2002, Arthur D. Little filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code to provide a framework under which these plans could be executed. Ms. McNamara served as Managing Director of Arthur D. Little from 1997 to 2001, and had been a partner since 1992, focusing on the pharmaceutical and biotechnology industries.

2009

Marvin L. Miller Age: 70

Mr. Miller has served as a director since October 2002. Mr. Miller is a private consultant. Mr. Miller was Executive Chairman of Onconova Therapeutics, Inc. from 2002 to 2006. Mr. Miller retired in 2002 as President and Chief Executive Officer of Nextran, a subsidiary of Baxter Healthcare Corporation. Before joining Nextran in 1995, Mr. Miller served as Vice President of Biotechnology Licensing for the Pharmaceutical and Agricultural Divisions of American Cyanamid Company since 1987. Previously, Mr. Miller was a Vice President of Johnson & Johnson International from 1983 to 1986. Mr. Miller is a director of Unigene Laboratories, Inc., Tepnel Life Sciences, Plc, Onconova Therapeutics, Inc. and the National Center for Genome Resources.

2009

PROPOSAL 2 –
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2002 PLAN

     Stockholders are being asked to approve an amendment and restatement of our 2002 Plan to provide for:

  an increase in the number of shares of common stock available for issuance under the 2002 Plan by 2,000,000 shares (subject to adjustment in the event of stock splits and other similar events); and

  an automatic annual increase in the number of shares of our common stock available for issuance under the 2002 Plan, which annual increase will be added on December 31 of each year beginning in 2008, and will be equal to the lesser of:
  1,500,000 shares, and

  such other amount as may be determined by our Board;

provided that any increase will not cause the maximum number of shares that may be issued under the 2002 Plan to exceed the lesser of:

  10% of the shares of common stock outstanding as of the date of issuance (including, on an as-converted basis, all outstanding Series D preferred stock convertible into common stock); and

  15,000,000 shares (subject to adjustment in the event of stock spits and other similar events).

     The full text of the proposed amended and restated 2002 Plan is set forth in the attached Annex A (which is marked to show changes to the current 2002 Plan and also reflects a previous amendment, unrelated to this proposal, approved by our Board to confirm the authority to grant awards of unrestricted stock under the 2002 Plan). Our Board has adopted the provisions included in the proposed amendment and restatement as set forth in this Proposal 2, subject to stockholder approval at the Annual Meeting.

Reasons for Amendment and Restatement

     Approximately only 700 shares of common stock remain currently available for issuance under the 2002 Plan. An increase of 2,000,000 shares available for issuance would provide us with a sufficient current source of equity awards under the 2002 Plan for our planned awards during 2007 and 2008 to attract, retain and motivate key employees essential to our long-term growth and success. As is the case for most biotechnology companies, equity awards are a significant component of the compensation we pay to our employees and allow us to preserve available cash for other corporate uses. In light of the intense competition among our competitors, and biotechnology companies in general, for top scientists, researchers, and other skilled employees, our Board strongly believes that we must be able to grant meaningful equity awards broadly among our employees in order to attract and retain top talent and help provide for our long-term success, and that our ability to make these grants is in the best interests of our stockholders. The Board also believes that equity awards granted pursuant to the 2002 Plan to eligible non-employee directors similarly helps to attract and retain quality directors and aligns those directors’ financial interests with our success by promoting director ownership of our equity. In addition, we believe that it is desirable to provide a mechanism for automatic increases in the number of shares available for issuance under the 2002 Plan to help ensure a reliable source of future equity awards needed to continue to attract, retain and motivate key employees going forward. However, unlike similar provisions in other plans, the mechanism for automatic increases being proposed would limit the maximum number of shares of common stock that are reserved under the 2002 Plan to the lesser of 10% of our capital stock outstanding (which would currently be a limit of 9,223,507 shares) or 15,000,000 shares. Under the proposed amendment and restatement, in no event shall the maximum number of shares issuable under the 2002 Plan exceed 15,000,000 shares, which is equal to approximately 19.3% of our capital stock currently outstanding on an as-converted basis.

Vote Required

     The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the proposed amendment and restatement of the 2002 Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

Recommendation of our Board of Directors

     OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL 2.

Summary of the 2002 Plan

     The following is a summary description of the principal terms of the 2002 Plan. It is subject to, and qualified by, the actual provisions of the 2002 Plan, a copy of which was filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (File No. 0-21794) filed on June 27, 2002.

     Background

     The 2002 Plan was initially approved by our Board in February 2002 and initially approved by our stockholders in May 2002. The 2002 Plan replaced our 1993 Equity Incentive Plan, referred to as the 1993 Plan, which expired in 2003. An amendment and restatement of the 2002 Plan was approved by our Board in April 2004 and approved by our stockholders in May 2004. The 2002 Plan is currently the only equity incentive plan we have under which we may make equity-based awards.

     We are currently authorized to issue up to approximately 6,700,000 shares of common stock (subject to adjustment in the event of stock splits or other similar events) pursuant to awards granted under the 2002 Plan, including up to approximately 2,200,000 shares of common stock subject to awards outstanding under our prior 1993 Plan which may become available for awards under the 2002 Plan if they expire or terminate unexercised or are forfeited or settled in a manner that results in fewer shares outstanding than were awarded. As of April 5, 2007, under the 2002 Plan:

  4,520,813 shares of common stock had been issued;

  3,960,658 shares of common stock were subject to outstanding options, at a weighted average exercise price of $1.91 per share; and

  717 shares of common stock remained available for future grants.

     If any award expires, or is terminated unexercised, or is forfeited or settled in cash or in a manner that results in fewer shares outstanding than were initially awarded, the shares that would have been issuable will again be available for awards granted under the 2002 Plan.

     Awards

     The 2002 Plan provides for the following categories of awards:

     Stock Options. Our Compensation Committee may grant options to purchase shares of common stock that are either incentive stock options, or ISOs, eligible for the special tax treatment described below or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as our Compensation Committee may determine, including by delivery or attestation of ownership of shares of common stock valued at their fair market value on the date of delivery, and for consideration received by us under a broker-assisted cashless exercise program.

     Restricted Stock. Our Compensation Committee may grant shares of common stock that are only earned if specified conditions, such as a completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture. Shares of restricted stock may not be sold, transferred or otherwise encumbered until earned, unless the Compensation Committee provides otherwise.

     Restricted Stock Units. Our Compensation Committee may grant the right to receive shares of common stock in the future, also based on meeting specified conditions and subject to forfeiture. These awards are to be made in the form of “units,” with each unit representing the equivalent of one share of common stock, although they may be settled in either cash or stock. Restricted stock unit awards would represent an unfunded and unsecured obligation of ours. In the discretion of the Compensation Committee, units may be awarded with rights to the payment of dividend equivalents.

     Unrestricted Stock. Our Compensation Committee may grant shares of common stock that are not subject to restrictions or forfeiture. Historically, these shares have been awarded only in lieu of an otherwise earned cash bonus amounts.

     Stock Appreciation Rights. Our Compensation Committee may grant stock appreciation rights, or SARs, where the participant receives cash, shares of common stock, or other property, or a combination thereof, as determined by the Compensation Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of a SAR may not be less than the fair market value of the common stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option.

     Awards under the 2002 Plan may contain such terms and conditions consistent with the 2002 Plan as our Compensation Committee in its discretion approves. In setting the terms of each award, except as noted above, the Compensation Committee has full discretion to determine the number of shares or units subject to the award, the exercise price or other consideration, if any, to be paid by the participant, the term and exercise period of each option granted, the conditions under which and the time or times at which an option becomes exercisable or under which the option, shares or units may be forfeited to us, and the other terms and conditions of the award. Our Compensation Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant’s rights or cash settlement if we undergo a change-in-control. The terms and conditions of awards need not be the same for each participant. In general, our Compensation Committee has discretion to administer the 2002 Plan in the manner that it determines, from time to time, is in our best interest.

     The maximum aggregate number of shares that may be granted to a 2002 Plan participant in any fiscal year is 400,000 (600,000 in the case of a new hire) shares, subject to adjustment for changes in capitalization. Incorporation of these limits are intended to qualify awards as performance-based compensation that is not subject to the $1 million limit on the Federal income tax deduction we may take for compensation paid to certain senior officers.

     Eligible Participants

     Our and our affiliates’ employees, consultants and directors are eligible to participate in the 2002 Plan. Actual participants are chosen by our Compensation Committee. As of April 5, 2007, we and our subsidiaries had approximately 150 employees, and nine non-employee directors. We have not granted any awards to consultants since 2002.

     Administration

     The 2002 Plan is administered by our Compensation Committee. Awards under the plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which options become exercisable. Our Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers of ours subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

     Our Compensation Committee has adopted guidelines for the number of annual and new hire options awarded to our employees, other than employees who are subject to Section 16 of the Exchange Act. These guidelines are based on the salary grade of the employee and provide for the grant of ISOs at fair market value on the date of grant. Our Compensation Committee has delegated to our Chief Executive Officer the power to make awards under the 2002 Plan, in amounts consistent with the guidelines, to employees that are not subject to Section 16 of the Exchange Act. Our Compensation Committee may change the guidelines at any time.

     Adjustments

     The number and kind of shares that have been, or may be, issued and the exercise price of any awards granted pursuant to the 2002 Plan are subject to adjustment by our Compensation Committee to reflect stock dividends, mergers, recapitalizations, or other changes affecting our common stock. If our Compensation Committee determines that we have undergone a change-in-control, it may accelerate any time period relating to exercise or payment, provide for payment in cash or other property with a fair market value equal to that amount that would have been received upon exercise, adjust terms, cause awards to be assumed or substituted by another entity or make such other provision as the Compensation Committee may consider equitable to the participants and in our best interests. Our Compensation Committee also has the authority to determine the effect on awards of a participant’s retirement, disability, death or other termination of employment, including the time periods relating to exercise or payment of the awards.

     Amendment or Termination

     Our Board may amend the 2002 Plan, subject to any stockholder approval, as it determines to be necessary or advisable. Subject to the special limitations on the repricing of stock options which require stockholder approval, our Compensation Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory stock option, if the Compensation Committee determines that:

  such action would not materially and adversely affect the participant;

  the award is canceled and the participant receives the net value in cash or other property of what would have been received upon exercise;

  the change reduces the benefit of a performance-based vesting award; or

  our Compensation Committee determines that such action is reasonably necessary to comply with any regulatory, accounting, or stock market listing requirement.

     Unless terminated earlier by our Board or extended by approval of our stockholders of the proposed amendment and restatement of the 2002 Plan at the 2007 annual meeting, no further awards may be granted under the 2002 Plan after May 26, 2014, which is the tenth anniversary of the approval of the most recent amendment and restatement of the 2002 Plan. If the proposed amendment and restatement is approved, awards may be made until the tenth anniversary of that approval.

U.S. Federal Income Tax Consequences Relating to Awards

     The following is a brief summary description of the material United States federal income tax consequences relating to awards granted pursuant to the 2002 Plan based on the applicable tax law in effect as of the date of this proxy statement.

     Incentive Stock Options.

     An optionee does not realize taxable income for regular tax purposes upon the grant or exercise of an ISO under the 2002 Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to us for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee in the year of option exercise. Under current tax laws, the optionee would pay the greater of the regular tax liability or the alternative minimum tax liability. In certain circumstances, optionees may recover all or substantially all of the alternative minimum tax liability created due to the exercise of an ISO in later tax years, including the year of sale of the shares. If shares of common stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) we are entitled to deduct such amount. Any further gain realized is taxed as a short or long-term capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options.

     No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and (b) we receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short or long-term capital gain or loss and will not result in any further deduction by us.

     Restricted Stock.

     Generally, a recipient will be taxed at the time the conditions to earning the award are met. The excess of the fair market value of the shares at that time over the amount paid, if any, by the recipient for the shares will be treated as ordinary income. The recipient may instead elect at the time of grant to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, we receive a tax deduction for the amount reported as ordinary income to the recipient, subject to the limitations of Internal Revenue Code Section 162(m) discussed below. Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as a short or long-term capital gain or loss and will not result in any further deduction by us.

     Unrestricted Stock.

     Generally, a recipient will be taxed at the time of the grant of the award. The fair market value of the shares at that time will be treated as ordinary income. We receive a tax deduction for the amount reported as ordinary income to the recipient subject to the limitations of Internal Revenue Code Section 162(m). Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

     Restricted Stock Units.

     A recipient does not realize taxable income upon the grant or vesting of a restricted stock unit. The recipient must include as ordinary income when an award is settled an amount equal to the excess of the fair market value of the shares (or the amount of cash) distributed to settle the award. Subject to the limitations of Internal Revenue Code Section 162(m), we receive a corresponding tax deduction at the time of settlement. If the award is settled in shares, then any subsequent appreciation or depreciation is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

     Internal Revenue Code Section 162(m).

     United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the chief executive officer and the next four highest paid executive officers (each, a “covered employee”) unless the compensation is “performance-based” as defined in Internal Revenue Code Section 162(m). Stock options and SARs granted under an equity compensation plan are performance-based compensation if (a) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (b) any stock options or SARs are granted by a committee consisting solely of outside directors, and (c) the stock options or SARs have an exercise price that is not less than the fair value of common stock on the date of grant.

     Our Compensation Committee has designed the 2002 Plan with the intention of satisfying Section 162(m) with respect to stock options and SARs granted to covered employees.

     In the case of restricted stock and restricted stock units, Section 162(m) requires that the general business criteria of any performance goals that are established by our Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee.

     Our Compensation Committee has approved the following list of business criteria upon which it may establish performance goals for deductible performance-based awards made to covered persons: (a) increases in the price of the common stock, (b) product or service sales or market share, (c) revenues, (d) return on equity, assets, or capital, (e) economic profit (economic value added), (f) total shareholder return, (g) costs, (h) expenses, (i) margins, (j) earnings or earnings per share, (k) cash flow, (l) cash balances, (m) customer satisfaction, (n) operating profit, (o) research and development progress, (p) clinical trial progress, (q) licensing, (r) product development, (s) manufacturing, or (t) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices. Performance goals may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works, or on our performance generally. Our Compensation Committee has the authority to reduce (but not to increase) the amount payable at any given level of performance to take into account factors that the Compensation Committee may deem relevant.

Equity Awards Granted

     Under the 2002 Plan, which includes for this purpose stock options granted under our predecessor plans, we have granted, as of April 5, 2007, the following equity awards to the individuals and groups indicated:

	Number of		Number of Shares
	Stock Options	Number of Stock	of Unrestricted
	Granted Under	Options Outstanding	Stock Granted
Named Executives	2002 Plan	Under 1993 Plan (1)	Under 2002 Plan
Geoffrey F. Cox	491,000	425,000	1,000
Chairman, Chief Executive Officer and President
John B. Green	205,000	184,401	1,000
Senior Vice President, Chief Financial Officer and Treasurer
Gregory F. Liposky	281,000	62,000	1,000
Senior Vice President, Operations
Harry M. Meade	215,000	143,576	1,000
Senior Vice President, Research and Development
Daniel S. Woloshen	193,000	58,000	1,000
Senior Vice President and General Counsel
All current executive officers as a group (6 persons)	1,385,000	872,977	6,000
All current directors (excluding current nominees) who are not executive officers as
a group (6 persons)	193,500	63,500	—
Each nominee for election as a director			—
Robert W. Baldridge	22,500	37,500	—
James A. Geraghty	22,500	125,000	—
Michael J. Landine	22,500	—	—
Other employees as a group (including all current officers who are not executive
officers)	2,119,938		126,000
Total Awards to Date	3,765,938		132,000
____________________

(1)	Includes options granted under our prior 1993 Plan and our 1993 Director Option Plan, both of which were previously merged into the 2002 Plan.

     No person other than those listed above has received more than five percent of the equity awards granted under the 2002 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of December 31, 2006:

Equity Compensation Plan Information

(c)
Number of securities
remaining available for
future issuance under
	(a)	(b)	equity compensation
	Number of securities to be	Weighted-average	plans (excluding
	issued upon exercise of	exercise price of	securities reflected in
	outstanding options,	outstanding options,	column (a))
Plan Category	warrants and rights	warrants and rights	(3)(4)
Equity compensation
plans/arrangements
approved by
stockholders (1)	4,941,501 (2)	$4.2556	967,210
Equity compensation
plans/arrangements
not approved by
stockholders	—	—	—
Total	4,941,501		967,210
____________________

(1)	Includes our prior 1993 Plan, the 2002 Plan and our 2003 Employee Stock Purchase Plan.

(2)	Excludes purchase rights accruing under the 2003 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) is not determined until the end of each purchase period.

(3)	Includes 209,138 shares issuable under the 2003 Employee Stock Purchase Plan and 758,072 shares issuable under the 2002 Plan.

(4)	Up to 10% of the awards under the 2002 Plan may be issued as restricted or unrestricted stock awards. For purposes of this limitation, awards subject to performance vesting and awards granted in lieu of cash bonuses are disregarded.

BOARD OF DIRECTORS AND COMMITTEES

General

     Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. Our Board’s primary responsibility is to oversee management and, in so doing, to serve the best interests of us our stockholders. Our Board reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activities through regular written reports and presentations at Board and committee meetings.

Independence

     Our Board has determined that Messrs. Baldridge, Bauer, Bullock, Geraghty, Landine, Miller, Tuck, and Ms. McNamara are “independent directors” under the applicable NASDAQ listing standards.

Board Meetings and Committees

     Our Board held nine meetings during fiscal year 2006, five of which included executive sessions at which no members of management were present. Each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees of the Board on which such director then served. Directors are asked to attend each annual meeting of stockholders, barring significant commitments or special circumstances. All directors attended our 2006 Annual Meeting.

Stockholder Communications

     Any stockholder wishing to communicate with our Board, any committee of the Board or a particular director may do so by sending written correspondence to our principal executive offices, c/o Vice President, Corporate Communications. All such communications will be delivered to the Board or the appropriate director or committee chair.

     Our Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The members of all of our standing committees are non-employee directors.

Audit Committee

     The Audit Committee has authority to select and engage our independent registered public accountants and is responsible for reviewing our audited financial statements, accounting processes and reporting systems and discussing the adequacy of our internal financial controls with our management and our independent registered public accountants. The Audit Committee also reviews the performance of the independent registered public accountants in the annual audit and in assignments unrelated to the audit, assesses the independence of the independent registered public accountants, and reviews their fees. The Audit Committee also develops and recommends to the Board a set of related person guidelines applicable to the Board and us and reviews and approves any related person transactions in accordance with those guidelines. The current members of the Audit Committee are Messrs. Tuck (Chair), Baldridge and Landine and Ms. McNamara. Our Board has considered and determined that each of the members of the Audit Committee satisfies the independence and financial literacy requirements under the applicable NASDAQ listing standards. The Board has also determined that Mr. Tuck, who has an M.B.A. degree and has served as the chief executive officer of a biotechnology company, qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. The Board has also noted that Mr. Baldridge has substantial experience in investment banking and consulting and has served as the chief executive officer of a biotechnology company, and that Ms. McNamara has served as the chief executive officer of an international consulting firm and currently serves as the chief executive officer of a clinical trial data management and mobile technology company. Mr. Landine is a Certified Public Accountant and has served for over seventeen years as a senior officer of a biotechnology company, including ten years as its chief financial officer.

     The Audit Committee held five meetings during fiscal year 2006. The Audit Committee operates pursuant to a written charter, which is available on the Investor Relations Section of our website at www. gtc-bio.com. For more information about the Audit Committee, see “Report of the Audit Committee” in this proxy statement.

Compensation Committee

     Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers and directors, determining the compensation to be paid to our executive officers and administering our equity incentive and stock purchase plans. The current members of the Compensation Committee are Messrs. Bullock (Chair), Bauer, Miller and Tuck. The Compensation Committee held six meetings during fiscal year 2006. The Compensation Committee operates pursuant to a written charter, which is available on the Investor Relations section of our website at www.gtc-bio.com. Our Board has determined that all of the Compensation Committee members meet the independence requirements under the applicable NASDAQ listing standards.

Nominating and Corporate Governance Committee

     Our Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board. Additionally, the Nominating and Corporate Governance Committee recommends to the Board the directors to be appointed to Board committees. The Nominating and Corporate Governance Committee also develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and to us and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Corporate Governance Committee currently consists of the eight non-management directors, Messrs. Bullock, Bauer, Miller, Tuck, Geraghty, Baldridge, Landine and Ms. McNamara, each of whom the Board has determined meets the independence requirements under the applicable NASDAQ listing standards. The committee held two meetings during fiscal year 2006, in addition to five executive sessions conducted in conjunction with regular meetings of the Board. The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available on the Investor Relations section of our website at www.gtc-bio.com.

     The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below.

     Once the Nominating and Corporate Governance Committee has identified a prospective nominee, a subcommittee of the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the subcommittee with the recommendation of the prospective candidate, as well as the subcommittee’s own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. Based on the recommendation of the subcommittee, the full committee then evaluates the prospective nominee against the standards and qualifications set out in our Corporate Governance Guidelines, which include among others:

  whether the prospective nominee meets the independence requirements defined under the applicable NASDAQ listing standards and audit committee financial expert requirements defined under applicable Securities and Exchange Commission rules and regulations;

  the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our industry;

  the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and

  the extent to which the prospective nominee holds any position that would conflict with responsibilities to us.

     If the Nominating and Corporate Governance Committee’s internal evaluation is positive, the subcommittee and possibly others will interview the candidate. Upon completion of this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation and report to the Board as to whether the candidate should be nominated by the Board and the Board determines whether to approve the nominee after considering this recommendation and report.

     Compensation Committee Interlocks and Insider Participation

     No person serving on the Compensation Committee at any time during fiscal year 2006 was a present or former officer or employee of ours or any of our subsidiaries during that year. During fiscal year 2006, no executive officer of ours served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that had an executive officer serving on our Board or Compensation Committee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion & Analysis

     General

     Our Compensation Committee, which consists of four independent directors, is responsible for establishing our compensation philosophy and objectives and implementing them by approving the principal elements of compensation for each of our executive officers. Our Compensation Committee is also responsible for administering all of our equity-based plans, including all plan awards made to our executive officers. Our Compensation Committee acts pursuant to a written charter, a copy of which is available on the Investor Relations section of our website at www.gtc-bio.com.

     In reviewing and determining the elements of compensation and the amount of each element payable to executive officers, our Compensation Committee relies upon survey data from the Radford Biotechnology Survey described below, as well as the business experience of the members of our Compensation Committee and advice that our Compensation Committee seeks from time to time from outside advisors. Our Compensation Committee did not retain compensation consultants for fiscal 2006.

     Philosophy and Objectives of Our Compensation Program

     Our Compensation Committee’s philosophy is to align our compensation program with our goal of building shareholder value, while at the same time assuring that we hire and retain skilled executives who are knowledgeable and experienced in our business. The objectives for our named executives’ compensation program are to attract, retain and motivate qualified executives and to give them specific incentives to achieve goals that are designed to advance our broader corporate strategy and that are approved by our Compensation Committee. Specifically, we want to give our named executives incentives to perform as members of an integrated executive team and to achieve designated goals relating to our strategic objectives and financial and operating performance. Accordingly, our named executives’ compensation program is designed to provide:

  current cash compensation that is competitive with other opportunities for our named executives in our industry and that takes into account the cost of living near our headquarters location of Framingham, Massachusetts, which exceeds that of most major suburban areas;

  individual and corporate performance bonuses to encourage effective individual and team performance against our current financial, operating and strategic goals and objectives.

  equity compensation that provides the potential for our named executives to share in the our growth over the long term as they build value for all equity holders.

     Our Compensation Committee determines the allocation between total compensation amounts to be paid in cash and those to be awarded in the form of stock and stock options, based in part on our cash position. For example, in early 2006 we were very focused on conserving cash and, therefore, we deferred increases in salaries for senior executives, including our named executives, and we paid a significant portion of 2005 performance bonuses in shares of our common stock, which were issued in the first quarter of 2006.

     Our Compensation Committee considers its compensation program, in the aggregate, to have achieved its objectives if:

  we are successful in achieving key goals that are consistent with the corporate strategy reviewed and approved annually by our Board, such as obtaining marketing approval of ATryn® in Europe during 2006;

  the cash compensation paid to named executives is consistent with their performance; and

  we are successful in retaining our key executives in the face of intense competition for management talent.

     Benchmark Data and Compensation Consultants

     Our named executives’ cash compensation programs are benchmarked against industry survey data compiled by Radford Surveys + Consulting in its annual Radford Biotechnology Survey. This survey groups companies by their number of employees. We do not select the specific biotechnology companies in each grouping in the survey. Based on the size of our operations in the recent past, and the complexity of our operations relative to our stage of development, we have compared the cash compensation of our named executives to the survey’s data for executives of companies with 150 to 499 employees. The Radford survey data we used in 2006 was based on approximately 75 companies in that data group. We generally try to achieve total compensation for our named executives at the 50th percentile of this benchmark group in the survey.

     While members of our Compensation Committee believe that compensation survey data are useful guides for comparative purposes, they also believe that successful incentive compensation programs require the application of judgment and subjective determinations. To that extent, our Compensation Committee applies its collective judgment in reconciling our incentive program’s objectives for our named executives with the realities of marketplace demands for the position and possible additional or fewer responsibilities relative to the survey group.

     Neither management nor our Compensation Committee has made any significant use of compensation consultants. However, in anticipation of the change in accounting for equity-based compensation, at the end of 2005 we engaged a compensation specialist from PricewaterhouseCoopers LLP, our independent auditors, to provide us information on alternatives and emerging trends in equity compensation under the new accounting required by Statement of Financial Accounting Standards No. 123 (2002 revised), Share-Based Payment, or SFAS 123(R).

     Role of Executive Officers in Compensation Decisions

     Our Compensation Committee makes all determinations affecting the compensation for our named executives, including our Chief Executive Officer, or CEO. Our Compensation Committee receives and carefully considers our CEO’s evaluations of all named executives other than himself, as well as his recommendations with respect to all components of compensation of the other named executives. Our Compensation Committee expressly retains the right to exercise, and regularly does exercise, its discretion in modifying any adjustments or awards recommended by the CEO. In the case of our CEO’s compensation, our Compensation Committee conducts its own evaluation of his performance and does not request any recommendation from our CEO regarding his compensation. The only time that our CEO has made a recommendation regarding his compensation was when he requested that his salary not be increased, as was the case with the deferred salary increase in 2006.

     In the case of the performance targets for the corporate performance component of cash bonus compensation for named executives and other employees, our CEO proposes targets to our Compensation Committee from which there follows discussion to decide an appropriate set of targets. Our Compensation Committee then seeks input from our Board regarding our strategic priorities and works with our Chief Executive Officer to finalize the key operating and strategic goals against which our Compensation Committee will ultimately evaluate both the individual and team performance of our named executives.

     Elements of our 2006 Executive Compensation Program

     The principal elements of compensation for our named executives during our fiscal year ended December 31, 2006 were:

  base salary

  a performance bonus component based on performance of our business against corporate objectives a performance bonus component based on individual executive performance annual and other periodic equity awards under our equity incentive plans other benefits

     Base Salaries

     Our Compensation Committee reviews and determines annually the base salaries for each of our named executives relative to Radford survey data for executives with similar titles and responsibilities to those of the named executive. In addition to this data, factors such as each named executive’s salary history and internal pay equity may be considered. Base salaries are also typically reviewed upon promotion or other significant change in job responsibilities.

     In March 2006, our Compensation Committee reviewed the base salaries of our named executives and, at the recommendation of our Chief Executive Officer, agreed to continue the recent practice of keeping increases in base salaries, if any, at the same percentage level for all named executives. However, in light of the fact that we received in February 2006 an initial denial of our marketing authorization application for ATryn® from the EMEA, our Compensation Committee deferred any 2006 salary increases for our named executives and instead authorized future cash payments to each of them equal to 5% of the named executive’s respective base salary if we had a specified minimum cash balance at the end of fiscal 2006. The 5% amount of the deferred salary increase was determined based on the Radford survey data, current rates of inflation and the fact that the increase could have been deferred for up to twelve months.

     After the European Commission’s August 2006 approval of ATryn® as a treatment for hereditary antithrombin deficiency and the successful completion of our registered direct share offering in July 2006, our Compensation Committee determined there was sufficient assurance that we would satisfy the requirement for a specified minimum cash balance at the end of fiscal 2006 so that payment of the deferred increase could be accelerated. Accordingly, our Compensation Committee approved 5% salary increases for all the named executives effective as of September 1, 2006 and payment as contingent compensation the amount that would have been paid to each executive if the 5% increase had been in effect since January 1, 2006.

     Performance Bonus Program

     Our Compensation Committee reviews and determines annually the target amounts for performance bonuses to our named executives. They are defined as a percentage of base salary and the amount can be exceeded by up to 20% for exceptional corporate and individual performance. In determining these percentages for our named executives for 2006, our Compensation Committee considered the Radford survey data and our CEO’s request that senior executives be given the same target bonuses as executives at comparable positions in the Radford Survey peer companies. After considering our financial position in early 2006, our Compensation Committee determined not to change the target bonus amounts for any of our named executives for 2006. The target bonus amount for our Chief Executive Officer in 2006 was 40% of his base salary, and for our other named executives it was 30% of their base salaries.

     Our Compensation Committee makes its own determination of what portion of potential cash bonus awards should be based on corporate performance and what portion should be based on individual performance. In recent years our Compensation Committee has favored increased weighting toward corporate performance goals in order to emphasize achievement of our strategic objectives and promote the significant teamwork required of our named executive team. Accordingly, for 2006 potential cash performance bonuses for each of our named executives were set at two-thirds based on corporate performance and one-third based on individual performance.

     Bonuses for Corporate Performance. Two-thirds of the potential cash performance bonuses in 2006 were tied to achievement of company-wide goals, which were determined in early 2006 between our CEO and our chairman of our Compensation Committee, with input from other members of the committee and our Board. These goals were based in substantial part on the annual review of corporate strategy, which our Board and management conduct. The goals for one-half of this portion of the cash incentive bonuses included achievement of strategic and operating goals for total use of cash, achieving a specified year-end cash balance, raising additional capital from debt, equity or partnering transactions, meeting patient enrollment goals in our pivotal clinical trial for submission of a Biological License Application in the United States, achieving sufficient production of ATryn® to support LEO Pharma’s Phase II clinical trial for a DIC/sepsis indication, completion of work in support of our external programs and maintaining the quality of our financial reporting, all of which were considered essential but likely achievable goals in 2006. The goals for the other half of this portion of the cash incentive bonuses were for successful re-examination of the CHMP’s opinion on ATryn® and for new partnering deals, neither of which were considered likely when the goals were set in early 2006, as well as for achievement of more challenging, or stretch, goals in conserving total use of cash, achievement of a higher specified year-end cash balance, raising a higher level of additional capital from debt, equity or partnering transactions, and achieving further goals in our pivotal clinical trial for submission of a Biological License Application on ATryn® in the United States. Our Compensation Committee determined that corporate goals representing approximately half of the corporate performance for 2006 were achieved, including successful re-examination of the CHMP’s opinion on ATryn®, signing of the new partnering deal with LFB Biotechnologies, completion of work in support of our external programs, raising additional capital, refinancing our debt, achieving a year-end cash balance in excess of $30 million, achieving cash receipts of approximately $10 million (exclusive of financings), and maintaining the quality of our financial reporting.

     In February 2007, our Compensation Committee reviewed with our CEO the 2006 corporate performance against the company-wide goals and determined that the goals representing approximately 60% of the target for corporate performance bonuses had been achieved. Accordingly, the total cash incentive compensation awarded to our named executives in 2006 resulted in cash payments to these executive officers equaling approximately 34% of their base salary for the CEO and 26% of base salary for the other named officers.

     Bonuses for Individual Performance. Of the one-third potential cash bonus for individual performance in 2006, one half was for performance against specific goals for the executive and one half was determined on purely qualitative criteria such as teamwork and management style. Our CEO determined these goals in each case, except those for himself, which were determined by our Compensation Committee. After the end of 2006, our CEO evaluated each named executive and presented our Compensation Committee with a summary of his evaluation and his recommendation regarding the individual performance component. In each case our committee accepted his recommendation. In the case of our CEO, our Compensation Committee determined that he should be awarded an individual bonus of $69,716, in addition to his bonus for corporate performance.

     Equity Incentive Plan Awards

     In addition to the portion of our annual performance bonuses that from time to time have been paid in shares of our common stock as noted above, our Compensation Committee considers stock options to be an important part of total compensation for our named executives. Annual and periodic equity awards, including stock options awards upon hiring, provide them long-term incentives. The purpose of these awards is to:

  highlight and reinforce the mutual, long-term alignment of interests between employees and the stockholders provide incentive for our named executives to create value over the long term assist in the attraction and retention of important key executives, managers and individual contributors who are essential to growth and development of our business

     In March 2006, our Compensation Committee approved annual stock option awards to each of our employees, including our named executives. The stock option awards are determined by our Compensation Committee based on its own judgment and general knowledge of equity award practices in the biotechnology industry, but without reference to any specific benchmarks. Our Compensation Committee generally intends our equity awards to reflect the significance of each named executive’s current and anticipated contributions to our overall performance. For each stock option award, 20% vested immediately and the balance vests 20% annually over four years. The exercise price per share of the stock options is equal to the last sale price of a share of our common stock on the date of grant. Prior to the exercise of a stock option, our named executives have no rights to vote the underlying shares or receive any distributions that might be made with respect to the shares.

     Our Compensation Committee typically makes annual equity awards in connection with the regular Board meeting in February of each year. In 2006, however, our Compensation Committee had an additional follow-up meeting in March before it finalized all elements of compensation for our named executives, including approval of stock option awards.

     In August 2006, in recognition of our extraordinary achievement in obtaining the European Commission’s approval of ATryn® as a treatment for hereditary antithrombin deficiency, the first human pharmaceutical product produced in a transgenic animal to be approved anywhere in the world, our Compensation Committee made a special bonus award of 1,000 shares of our common stock to each of our employees, including each of our named executives.

     Other Benefits

     We provide our named executives the same medical, dental, disability insurance and life insurance as we provide to all our employees, and they may participate in our 401(k) Savings Plan. We do not provide any material perquisites to our named executives.

     Named Executive Agreements

     In prior years, as any of our named executives were hired by us or promoted to be executive officers, we entered into agreements with them pursuant to which they will be entitled to receive severance benefits upon termination by us without cause or upon the occurrence of certain enumerated events following a change-in-control. These agreements generally renew automatically from year to year, and in 2006 there was no adjustment in any of these agreements. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See “Severance and Change-in-Control Agreements and Provisions” below for a more detailed description of these triggering events and the resulting benefits. We believe that this structure will help: (i) assure that the named executives’ can give their full attention and dedication to us, free from distractions caused by personal uncertainties and risks related to a pending or threatened change-in-control, (ii) assure the named executives’ objectivity in considering stockholders’ interests, (iii) assure the named executives of fair treatment in case of involuntary termination following a change-in-control, and (iv) attract and retain key executive talent during uncertain times.

     Impact of Tax and Accounting Issues

     Compensation Deductibility

     Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of $1 million paid to its Chief Executive Officer and its four other highest compensated officers. This provision excludes certain types of “performance based compensation” from the compensation subject to the limit. Our Compensation Committee did not pay any one covered employee salary and bonus for 2006 that exceeded $1 million. In addition, our 2002 Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted under the plan so that such awards will qualify for the exclusion from the limitation on deductibility for performance-based compensation. Our Compensation Committee believes, however, that factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of our stockholders. Given our industry and business, as well as the competitive market for outstanding executives, our Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with our executive compensation philosophy, even if some executive compensation is not fully deductible. Accordingly, our Compensation Committee may from time to time approve elements of compensation for certain executives that are not fully deductible.

     Accounting for Stock-Based Compensation

     Beginning on January 1, 2006, we began accounting for stock-based payments, including awards under our 2002 Plan, in accordance with SFAS 123(R).

Compensation Committee Report

     Our Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the company and, based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee,

Francis J. Bullock, Chair
Kenneth A. Bauer
Marvin L. Miller
Alan W. Tuck

Summary Compensation Table

     The following table sets forth information concerning compensation paid to, or earned by, our named executives in fiscal year 2006:

						Non-Equity
				Stock	Option	Incentive Plan
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Geoffrey F. Cox	2006	458,640	69,716	1,230	50,423	87,509	667,518
Chairman and CEO

John B. Green	2006	294,840	34,496	1,230	30,071	42,192	402,829
Senior Vice President and CFO

Gregory F. Liposky	2006	278,460	32,580	1,230	37,239	39,848	389,357
Senior Vice President, Operations

Harry M. Meade	2006	287,196	31,879	1,230	33,397	41,098	394,800
Senior Vice President,
Research and Development

Daniel S. Woloshen	2006	250,068	27,007	1,230	23,371	35,785	337,461
Senior Vice President and
General Counsel
____________________

(1)	Reflects payments of the portion of cash performance bonuses for 2006 based on individual performance. These payments were made in March 2007.

(2)	Reflects the full grant date fair value of 1,000 shares of unrestricted common stock based on the grant date price of $1.23 per share on August 10, 2006.

(3)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2006 in accordance with SFAS 123(R) and therefore includes amounts relating to awards granted in, and prior to, 2006. For the assumptions underlying the valuation of these awards see Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 7, 2007 and Note 2 to the Consolidated Financial Statements included in our Quarterly Reports for the fiscal quarters ended April 2, 2006, July 2, 2006 and October 1, 2006 filed with the SEC on May 10, 2006, August 4, 2006 and November 3, 2006, respectively.

(4)	Reflects payments of the portion of cash performance bonuses for 2006 based on corporate performance. These payments were made in March 2007.

     Employment Agreements

     Several of our named executives have employment agreements that include compensation provisions unrelated to termination and change-in-control payments. These agreements provide for a minimum base salary and eligibility to receive performance and incentive bonuses. Each of these agreements is summarized below.

     Geoffrey F. Cox, PhD, Chairman, President and Chief Executive Officer. We entered into an employment agreement with Dr. Cox in July 2001. Pursuant to this agreement, he is entitled to a minimum annual base salary of $380,000, and is eligible to receive performance and incentive bonuses of not less than 40% of his then current base salary, based on the achievement of certain individual and corporate objectives established jointly by Dr. Cox and our Compensation Committee. In calendar year 2006, Dr. Cox received a base salary of $458,640.

     John B. Green, Senior Vice President, Chief Financial Officer and Treasurer. We entered into an employment agreement with Mr. Green in August 1997. Pursuant to this agreement, he is entitled to a minimum base salary of $150,000 per year, plus performance and incentive bonuses as determined by our Compensation Committee. In calendar year 2006, Mr. Green received a base salary of $294,840.

     Harry Meade, PhD, Senior Vice President, Research and Development. We entered into an employment agreement with Dr. Meade in May 1996. Pursuant to this agreement, he is entitled to a minimum base salary of $126,000 per year, plus performance and incentive bonuses as determined by our Compensation Committee. In calendar year 2006, Dr. Meade received a base salary of $287,196.

Grants of Plan-Based Awards

     The following table sets forth additional information regarding stock, option and non-equity incentive plan awards granted to our named executives during the fiscal year 2006:

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise
					Number of	Number of	or Base	Grant Date
		Estimated Future Payouts Under			Shares of	Securities	Price of	Fair Value
		Non-Equity Incentive Plan Awards (1)			Stock or	Underlying	Option	of Stock
	Grant	Threshold	Target	Maximum	Units	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	Awards
Geoffrey F. Cox	—	3,669	73,382	146,765
	3/10/06					90,000	1.03	23,200
	8/10/06				1,000			1,230
John B. Green	—	1,769	35,381	70,762
	3/10/06					35,000	1.03	10,001
	8/10/06				1,000			1,230
Gregory F. Liposky	—	1,671	33,415	66,830
	3/10/06					50,000	1.03	14,287
	8/10/06				1,000			1,230
Harry M. Meade	—	1,723	34,464	68,927
	3/10/06					50,000	1.03	14,287
	8/10/06				1,000			1,230
Daniel S. Woloshen	—	1,506	30,008	60,016
	3/10/06					25,000	1.03	14,287
	8/10/06				1,000			1,230
____________________

(1)

Reflect the range of potential payments of the portion of cash performance bonuses for 2006 based on corporate performance. Actual payments of these bonuses were made in February 2007 and equaled approximately 60% of the targeted payout for each named executive.

Outstanding Equity Awards at Fiscal Year-End 2006

     The following table sets forth additional information regarding the equity awards granted to our named executives and outstanding as of December 31, 2006:

	Number of Securities		Number of Securities
	Underlying		Underlying		Option
	Unexercised Options		Unexercised Options		Exercise
	(#)		(#)		Price	Option
Name	Exercisable		Unexercisable		($)	Expiration Date
Geoffrey F. Cox	15,000		—		8.81	5/23/2011
	285,000		—		8.00	7/17/2011
	125,000		—		3.80	2/14/2012
	15,000		—		1.89	5/22/2012
	100,000	(1)	25,000	(1)	1.45	2/14/2013
	75,000	(2)	—		3.96	2/13/2014
	600	(3)	400	(3)	2.25	12/9/2014
	30,000	(4)	45,000	(4)	1.71	2/15/2015
	18,000	(5)	72,000	(5)	1.03	3/10/2016

John B. Green	25,000		—		7.375	5/28/2007
	25,000		—		9.125	5/27/2008
	26,401		—		4.5625	5/25/2009
	33,000		—		17.3125	5/24/2010
	35,000		—		5.0313	3/14/2011
	50,000		—		3.80	2/14/2012
	40,000	(1)	10,000	(1)	1.45	2/14/2013
	25,000	(2)	—		3.96	2/13/2014
	600	(3)	400	(3)	2.25	12/9/2014
	15,600	(4)	23,400	(4)	1.71	2/15/2015
	7,000	(5)	28,000	(5)	1.03	3/10/2016

Gregory F. Liposky	12,000		—		6.125	1/4/2009
	12,500		—		17.3125	5/24/2010
	12,500		—		31.0625	8/2/2010
	25,000		—		5.0313	3/14/2011
	50,000		—		3.80	2/14/2012
	36,000	(1)	9,000	(1)	1.45	2/14/2013
	35,000	(2)	—		3.96	2/13/2014
	600	(3)	400	(3)	2.25	12/9/2014
	22,000	(4)	33,000	(4)	1.71	2/15/2015
	10,000	(5)	40,000	(5)	1.03	3/10/2016

Harry M. Meade	5,000		—		7.375	5/28/2007
	24,261		—		9.125	5/27/2008
	21,315		—		4.5625	5/25/2009
	33,000		—		17.3125	5/24/2010
	20,000		—		5.0313	3/14/2011
	50,000		—		3.80	2/14/2012
	36,000	(1)	9,000	(1)	1.45	2/14/2013
	25,000	(2)	—		3.96	2/13/2014
	600	(3)	400	(3)	2.25	12/9/2014
	15,600	(4)	23,400	(4)	1.71	2/15/2014
	10,000	(5)	40,000	(5)	1.03	3/10/2016

	Number of Securities		Number of Securities
	Underlying		Underlying	Option
	Unexercised Options		Unexercised Options	Exercise
	(#)		(#)	Price	Option
Name	Exercisable		Unexercisable	($)	Expiration Date
Daniel S. Woloshen	15,000		—	5.5625	8/2/2009
	12,500		—	17.3125	5/24/2010
	12,500		—	31.0625	8/2/2010
	18,000		—	5.0313	3/14/2011
	35,000		—	3.80	2/14/2012
	36,000	(1)	9,000 (1)	1.45	2/14/2013
	25,000	(2)	—	3.96	2/13/2014
	600	(3)	400 (3)	2.25	12/9/2014
	10,800	(4)	16,200 (4)	1.71	2/15/2015
	5,000	(5)	20,000 (5)	1.03	3/10/2016
____________________

(1)	Granted on February 14, 2003. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(2)	Granted on February 13, 2004. On December 22, 2005, in anticipation of the effective date of SFAS 123(R), our Compensation Committee approved the acceleration of vesting of all unvested stock options that had an exercise price of $3.75 or above which were held by current employees as of December 22, 2005, including executive officers. All other options with an exercise price below $3.75 per share continued to vest under their normal vesting schedule: one-fifth upon grant and one-fifth on each of the next four annual anniversaries of grant.

(3)	Granted on December 9, 2004. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(4)	Granted on February 15, 2005. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(5)	Granted on March 10, 2006. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

Option Exercises and Stock Vested

     No stock options were exercised by our named executives during fiscal year 2006. The following table sets forth information regarding vesting during fiscal year 2006 of stock awards granted to our named executives:

	Stock Awards(1)
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)	($)
Geoffrey F. Cox	1,000	1,230
John B. Green	1,000	1,230
Gregory F. Liposky	1,000	1,230
Harry M. Meade	1,000	1,230
Daniel S. Woloshen	1,000	1,230
____________________

(1)	Reflects grant of 1,000 shares of unrestricted common stock at $1.23 per share on August 10, 2006 as part of a company-wide grant of 1,000 shares each to all employees.

Director Compensation

     The following table sets forth information concerning the compensation paid to, or earned by, our directors in fiscal year 2006:

	Fees Earned or
	Paid in Cash		Option Awards		Total
Name	($)		($)(1)(2)		($)
Robert W. Baldridge	30,500		3,898		34,398
Kenneth A. Bauer	27,500		2,562	(3)	30,062
Christian Béchon	500		6,605		7,105
Francis J. Bullock	20,250	(4)	—		20,250
James A. Geraghty	16,000	(5)	3,898		19,898
Michael J. Landine	29,500	(6)	7,985		37,485
Pamela W. McNamara	29,000	(7)	2,562	(3)	31,562
Marvin L. Miller	26,700		2,562	(3)	29,262
Alan W. Tuck	35,500		—		35,500
____________________

(1)	The following aggregate number of option awards were outstanding as of December 31, 2006 for each director included in the table:

Director	Option Awards
Robert W. Baldridge	60,000
Kenneth A. Bauer	37,500
Christian Béchon	22,500
Francis J. Bullock	65,500
James A. Geraghty	147,500
Michael J. Landine	22,500
Pamela W. McNamara	52,500
Marvin L. Miller	52,500
Alan W. Tuck	43,000

(2)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2006 in accordance with SFAS 123(R) and therefore includes amounts relating to awards granted in, and prior to, 2006. For the assumptions underlying the valuation of these awards see Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 7, 2007 and Note 2 to the Consolidated Financial Statements included in our Quarterly Reports for the fiscal quarters ended April 2, 2006, July 2, 2006 and October 1, 2006 filed with the SEC on May 10, 2006, August 4, 2006 and November 3, 2006, respectively.

(3)	Includes the amount recognized for financial statement reporting purposes for fiscal year 2006 in accordance with SFAS 123(R) of 22,500 options granted to this director upon his or her re-election as a director on May 24, 2006. The full grant date fair value of the options was $17,632, based upon the current market price on the grant date.

(4)	Includes $1,875 in fees earned by Dr. Bullock which were paid in shares of our common stock in lieu of cash payment.

(5)	Includes $3,250 in fees earned by Mr. Geraghty which were paid in shares of our common stock in lieu of cash payment.

(6)	Includes $1,400 in fees earned by Mr. Landine which were paid in shares of our common stock in lieu of cash payment.

(7)	Includes $1,000 in fees earned by Ms. McNamara which were paid in shares of our common stock in lieu of cash payment.

     We pay our non-employee directors a combination of cash and stock options for their service on our Board and its committees. We do not pay directors who are also our employees for their service as directors. Director compensation is determined and reviewed annually by the Compensation Committee which recommends any changes to our Board for its approval.

     Director Fees. We pay our non-employee directors an annual retainer of $12,000, payable in quarterly installments. Directors who also serve as non-Chair members of the Compensation Committee or the Nominating and Corporate Governance Committee receive for each committee an additional annual retainer of $2,000, payable quarterly. Directors who serve as the Chair of a committee receive for each committee an additional annual retainer of $3,000, payable quarterly. Directors who serve as non-Chair members of the Audit Committee receive an additional annual retainer of $4,000, payable quarterly. The director who serves as the Chair of the Audit Committee receives an additional annual retainer of $6,000, payable quarterly. In addition to these retainers, each non-employee director receives $1,000 for attendance in person (or $500 for participation by conference call) for each Board meeting and each standing committee meeting (other than meetings of the Nominating and Governance Committee held in conjunction with a Board meeting), plus reimbursement of reasonable expenses incurred in attending or otherwise participating in such meetings. Non-employee directors may elect to have part or all of their director fees paid in the form of our common stock. An election to be paid in common stock must be made prior to the payment date of the quarterly installment effected. The number of shares to be issued as payment is determined based on the amount of the quarterly installment to be paid in the form of common stock divided by the per share closing price of our common stock on the last trading day of the quarter preceding payment.

     Stock Options. Our non-employee directors are currently eligible to participate in our 2002 Plan. Our Board has discretion to determine the size, type and exerciseability of any awards granted to our non-employee directors under the 2002 Plan. Non-employee directors are granted options at the annual meeting of stockholders when they are elected or re-elected as director. Each eligible director, other than the Chairman of the Board, receives an option to purchase 7,500 shares of common stock for each year of the term of office to which the director is elected (normally 22,500 shares for election to a three-year term of office). A non-employee Chairman of the Board would receive an option to purchase 15,000 shares for each year of the term of office to which the Chairman is elected (normally 45,000 shares for a three-year term of office). Upon an eligible director’s election other than at an annual meeting, the director is automatically granted an option to purchase 7,500 shares in the case of a non-Chairman and 15,000 shares in the case of a non-employee Chairman, for each year or portion of a year of the term of office to which he or she is elected. Options for non-employee directors other than the Chairman vest as to 7,500 shares on the date the option is granted and on the date of each subsequent annual meeting of stockholders, so long as the optionee is still a director. The options have a term of ten years and an exercise price, payable in cash or common stock, equal to the closing per share price of our common stock on the date of grant, as reported on the NASDAQ Global Market.

Payments Upon Termination or Change-In-Control

     We have entered into certain agreements and maintain certain plans that may require us to make payments and provide benefits to our named executives in the event of a termination of their employment, including upon a change-in-control of us. For purposes of the description of the potential payments and benefits set forth below, we have assumed that the triggering event with respect to a termination or change-in-control occurred as of December 29, 2006, the last business day of our last fiscal year, and that the per share price of our common stock was $1.11, the closing price on that date. The actual amounts of any payments and the value of any benefits can only be determined at the time of a named executive’s termination or a change-in-control.

     The following table sets out the circumstances in which we are obligated to make payments to our named executives at, following or in connection with a termination of their employment. The table excludes information with respect to payments or benefits provided under arrangements or plans that do not discriminate in favor of the named executives and that are generally available to all our of salaried employees. The table also excludes circumstances in which our obligation is limited to payments of earned, but unpaid compensation such as unpaid base salary, vacation earned and unpaid bonus for a previous year.

	Payments Upon Termination
						By employee
			By us upon		By employee	upon	By employee upon
	By us without		a change-in-		upon our	change-in-	change-in-control
Named Executive and Payment Categories	cause		control		breach	control	with good reason
Geoffrey C. Cox
Chairman, President and CEO
Bonus	$230,400		$230,400		$230,400	$––	$230,400
Base Salary	960,000		960,000		960,000	––	960,000
Continuation of Benefits(1)	32,572		32,572		32,572	––	32,572
Acceleration of Options	72,897		72,897		72,897	––	72,897
Total	$1,295,869	(2)	$1,295,869	(3)	$1,295,869	$––	$1,295,869	(3)(4)

John B. Green
Senior Vice President, CFO and Treasurer
Bonus	$110,282		$110,282		––	$110,282	––
Base Salary	306,340		612,680		––	612,680	––
Continuation of Benefits(5)	14,356		28,711		––	28,711	––
Acceleration of Options	––		56,623		––	56,623	––
Total	$430,978	(2)	$808,296	(3)	––	$808,296 (3)	––

Harry M. Meade
Senior Vice President, Research and Development
Bonus	$107,531		$72,977		––	––	$72,977
Base Salary	298,696		298,696		––	––	298,696
Continuation of Benefits	14,356	(5)	15,493	(1)	––	––	15,493	(1)
Acceleration of Options	––		11,792		––	––	11,792
Total	$420,583		$398,958	(6)	––	––	$398,958	(6)(7)

Gregory F. Liposky
Senior Vice President, Operations
Bonus	$––		$72,427		––	––	$72,427
Base Salary	289,960		289,960		––	––	289,960
Continuation of Benefits	14,356	(5)	15,457	(1)	––	––	15,457	(1)
Acceleration of Options	––		12,341		––	––	12,341
Total	$304,316		$390,185	(6)	––	––	$390,185	(6)(7)

Daniel S. Woloshen
Senior Vice President and General Counsel
Bonus	$––		$62,792		––	––	$62,792
Base Salary	260,318		260,318		––	––	260,318
Continuation of Benefits	14,356	(5)	15,345	(1)	––	––	15,345	(1)
Acceleration of Options	––		6,605		––	––	6,605
Total	$274,674		$345,060	(6)	––	––	$345,060	(6)(7)
____________________

(1)	Benefits include life, medical, dental, accident and disability insurance.

(2)	“Cause” means (i) continued breach of a material duty or obligation under the agreement; (ii) intentional or grossly negligent conduct by the executive that is materially injurious to us or (iii) his continued willful failure to follow our Board’s instructions.

(3)	“Change-in-control” means (i) the acquisition by a person resulting in that person owning or controlling 50% or more of our common stock; (ii) a merger or similar combination after which 49% or more of the voting stock of the surviving corporation is held by persons who were not our stockholders immediately prior to the merger or combination; (iii) acquisition, merger or similar combination or divestiture of our business after which the executive’s role is not substantially the same as prior to the transaction; (iv) the election by our stockholders of 20% or more directors other than pursuant to nomination of our management; or (iv) the sale by us of all or substantially all of our assets or business.

(4)	“Good reason” means termination by the executive following a change-in-control upon any of: (i) a change in his responsibilities, titles or duties inconsistent with those immediately prior to the change-in-control, or the termination of the executive’s employment by us or a successor of ours (except for “cause,” the executive’s retirement, death or disability or termination by the executive other than for “good reason”); (ii) a reduction in the executive’s base salary; (iii) a requirement that the executive be based more than 60 miles from his office location immediately prior to the change-in-control; or (iv) our failure to obtain our successor’s assumption of our obligations under his employment agreement.

(5)	Benefits include health and dental insurance.

(6)	“Change-in-control” means (i) the acquisition by a person resulting in that person owning or controlling 50% or more of our common stock; (ii) a merger or similar combination after which 50% or more of the voting stock of the surviving corporation is held by persons who were not our stockholders immediately prior to the merger or combination; (iii) the election by our stockholders of 50% or more directors other than pursuant to nomination of our management; or (iv) the sale by us of all or substantially all of our assets or business.

(7)	“Good reason” means termination by the executive following a change-in-control upon any of (i) a material diminution of the duties and responsibilities that the executive had immediately prior the change-in-control; (ii) a reduction in the executive’s base salary, (iii) a requirement that the executive be based more than 60 miles from his office location immediately prior to the change-in-control, or (iv) our failure to obtain our successor’s assumption of our obligations under his employment agreement.

     Severance and Change-in-Control Agreements and Provisions

     We have entered into various agreements with our named executives that provide for, or contain provisions relating to, severance or change-in-control payments. The following descriptions summarize these agreements and provisions. Except in the case of Mr. Green, these agreements limit the aggregate amount of benefits payable to the named executive upon a change-in-control to 2.99 times the “base amount” as defined in Section 280G of the Internal Revenue Code. In addition, unless indicated below, any options or other equity awards granted to our named executives subject to vesting or exercise terminate upon the three month anniversary of the date of termination of the named executive’s employment.

     Dr. Cox, Chairman, President and Chief Executive Officer

     Pursuant to our employment agreement with Dr. Cox, if:

(i)	we terminate his employment without cause;

(ii)	we or our successor terminate his employment within 12 months after a change-in-control (except upon his death or disability, retirement or without cause);

(iii)	he terminates his employment upon our continued breach of a material duty or obligation under the agreement for 30 days after we receive written notice of the breach; or

(iv)	he terminates his employment for good reason within 12 months after a change-in-control;

then Dr. Cox is entitled to receive a severance amount equal to 24 months of his then current base salary plus his maximum incentive bonus that would next be payable to him for the then current bonus period prorated based on the number of days worked of the then current bonus period. The severance amount would be payable to Dr. Cox in monthly installments over 24 months following his termination. In addition, Dr. Cox would be entitled to continue receiving his then current benefits for 24 months. Further, Dr. Cox’s outstanding unvested options would become fully vested and exercisable and remain exercisable for 24 months following the termination of his employment. As a condition to our obligations under his agreement, Dr. Cox entered into a confidentiality and non-competition agreement providing for a five-year non-disclosure period and a one-year non-compete period.

     Mr. Green, Senior Vice President, Chief Financial Officer and Treasurer

     Pursuant to our employment agreement with Mr. Green, if we terminate his employment without cause or he terminates his employment for any reason within 24 months following a change-in-control, he is entitled to receive a severance amount equal to:

(i)	12 months of his then current base salary, if we terminate his employment without cause either outside the period from 180 days before and 24 months after a change-in-control; or

(ii)	24 months of his then current base salary if:

	(a)	we terminate his employment without cause during the period 180 days before and 24 months after a change-in-control; or

	(b)	he terminates his employment within 24 months after a change-in-control.

     In addition to his base salary payment, Mr. Green would also be entitled to an amount equal to the maximum incentive bonus that would next be payable to him for the then current bonus period, prorated based on the number of days worked during that then current bonus period. The severance payment would be payable to Mr. Green within 10 days after the date his employment is terminated. In addition, Mr. Green would be entitled to continue to receive his then current benefits for either a 12 or 24 month period, corresponding to the period on which his applicable base salary payment was based. Further, if Mr. Green’s employment is terminated pursuant to (ii) above, his outstanding unvested options would become fully vested and exercisable and remain exercisable pursuant to their duration as if his employment had not been terminated.

      Dr. Meade, Senior Vice President, Research and Development

     Pursuant to our employment agreement with Dr. Meade, if we terminate his employment without cause, then he is entitled to receive a severance amount equal to 12 months of his then current base salary plus the maximum incentive bonus that would next be payable to him for the then current bonus period, prorated based on the number of days worked of the then current bonus period. The severance amount would be payable to Dr. Meade in a lump sum payment within 10 days after his employment is terminated. In addition, Dr. Meade would be entitled to continue receiving his then current benefits for 12 months after his employment is terminated.

     In addition to his employment agreement, we entered into an executive change-in-control agreement with Dr. Meade in August 2004. Pursuant to this agreement, if:

(i)	we or our successor terminate his employment within 12 months after a change-in-control (except upon his death or disability, retirement or termination for cause); or

(ii)	he terminates his employment for good reason within 12 months after a change-in-control;

then Dr. Meade is entitled to a severance amount equal to 12 months of then current base salary plus the incentive bonus most recently paid to him, prorated based on the number of days worked in the then current bonus period. The severance amount will be payable to Dr. Meade in monthly installments over 12 months following the termination of his employment. In addition, Dr. Meade will be entitled to continue receiving his then current benefits for 12 months after his employment is terminated. Also, Dr. Meade’s outstanding unvested stock options will become fully vested and exercisable upon the termination of his employment.

     Mr. Liposky, Senior Vice President, Operations

     We entered into a management agreement with Mr. Liposky in June 2000. Pursuant to that agreement, if we terminate his employment without cause, he is entitled to receive a severance amount equal to 12 months of his then current base salary payable in biweekly installments over 12 months commencing the first month after his employment is terminated. In addition, Mr. Liposky would be entitled to continue receiving his then current benefits for 12 months. The agreement also obligates Mr. Liposky to a one-year non-compete period commencing upon the termination of his employment. In order to enforce this obligation, we must pay, if not otherwise required under the agreement, the severance amount to Mr. Liposky.

     In addition to his management agreement, we entered into an executive change-in-control agreement with Mr. Liposky in August 2004. Pursuant to this agreement, if:

(i)	we or our successor terminate his employment within 12 months after a change-in-control (except upon his death or disability, retirement or termination for cause); or

(ii)	he terminates his employment for good reason within 12 months after a change-in-control;

then Mr. Liposky is entitled to a severance amount equal to 12 months of then current base salary plus the incentive bonus most recently paid to him, prorated based on the number of days worked in the then current bonus period. The severance amount will be payable to Mr. Liposky in monthly installments over 12 months following the termination of his employment. In addition, Mr. Liposky will be entitled to continue receiving his then current benefits for 12 months after his employment is terminated. Also, Mr. Liposky’s outstanding unvested stock options will become fully vested and exercisable upon the termination of his employment. As a condition to our obligations under this agreement, Mr. Liposky entered into a confidentiality agreement providing for a three-year non-disclosure period.

      Mr. Woloshen, Senior Vice President and General Counsel

     We entered into a management agreement with Mr. Woloshen in May 1999. Pursuant to that agreement, if we terminate Mr. Woloshen’s employment without cause, he is entitled to receive a severance amount equal to 12 months of his then current base payable in biweekly installments over 12 months commencing the first week following the termination of his employment. In addition, Mr. Woloshen is entitled to continue receiving his then current benefits for 12 months after his employment is terminated. The agreement also obligates Mr. Woloshen to a one-year non-compete period commencing upon the termination of his employment. In order to enforce this obligation, we must pay, if we not otherwise required to do so under the agreement, the severance amount to Mr. Woloshen.

     In addition to his management agreement, we entered into an executive change-in-control agreement with Mr. Woloshen in August 2004. Pursuant to this agreement, if:

(i)	we or our successor terminate his employment within 12 months after a change-in-control (except upon his death or disability, retirement or termination for cause); or

(ii)	he terminates his employment for good reason within 12 months after a change-in-control;

then Mr. Woloshen is entitled to a severance amount equal to 12 months of then current base salary plus the incentive bonus most recently paid to him, prorated based on the number of days worked in the then current bonus period. The severance amount will be payable to Mr. Woloshen in monthly installments over 12 months following the termination of his employment. In addition, Mr. Woloshen will be entitled to continue receiving his then current benefits for 12 months after his employment is terminated. Also, Mr. Woloshen’s outstanding unvested stock options will become fully vested and exercisable upon the termination of his employment. As a condition to our obligations under this agreement, Mr. Woloshen entered into a confidentiality agreement providing for a three-year non-disclosure period.

RELATED PERSON TRANSACTIONS

Policy on Related Person Transactions

     Our Board of Directors has recently adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to new SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction as a direct party or by arranging the transaction and the transaction involves more than $120,000. In adopting this policy, our Board expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that it or our Compensation Committee has expressly approved. The material terms of our existing agreements and arrangements with LFB Biotechnologies and Genzyme Corporation, each of which beneficially owns more than 5% of our common stock, have previously been approved by our Board before this policy was implemented. Any material modification to the material terms of these agreements and arrangements will be subject to review by our Audit Committee under this policy.

LFB Biotechnologies

     In September 2006, we entered into a joint development and collaboration agreement with LFB Biotechnologies, S.A.S.U. of France, or LFB, to develop selected recombinant plasma proteins and monoclonal antibodies using our transgenic production platform. In connection with entering into the joint development and collaboration agreement, we sold to LFB an aggregate of $25 million of our securities, consisting of common stock, Series D preferred stock and a convertible note. In addition, Christian Béchon, one of our directors and board representative for LFB, serves as Chairman and Chief Executive Officer of LFB and Laboratoire français du Fractionnement et des Biotechnologies S.A., LFB’s parent company.

     Equity Position. LFB is our largest stockholder. As of March 31, 2007, LFB owned 3,630,000 shares of our common stock, 14,615 shares, or 100%, of our Series D preferred stock, each share of which is convertible into 1,000 shares of our common stock, and beneficially owned, on an as-converted basis, 18,245,000 shares, or approximately 19.8%, of our then outstanding common stock. As sole shareholder of our Series D preferred stock, LFB is entitled to nominate and elect one director to our Board. LFB also has a five-year right to participate in our future offerings of common stock, if any, upon conversion of the convertible note to the extent that its participation will not result in LFB owning, on an as-converted basis, more than 19.9% of our shares of common stock outstanding upon completion of the offerings. Beginning in October 2007, LFB will have registration rights with respect to up to 10,000,000 shares of common stock it beneficially owns.

     Convertible Note. In December 2006, we entered into a five-year convertible note with LFB in the amount of $2.6 million. The convertible note accrues interest at a rate of 2% per annum and will automatically convert into shares of our common stock in conjunction with any future common stock offerings at the per share offering price of the respective offering, but only to the extent that any conversion does not result in LFB owning, on an as-converted basis, more than 19.9% of our common stock.

     Joint Development and Collaboration Agreement. Under our joint development and collaboration agreement, we and LFB will share equally in the cost of the development and commercialization of each product and will be entitled to 50% of any profits derived from products developed through the collaboration provided we each contribute equally to their development. In the event that contributions to development are not equal, the profit allocation will be adjusted based on development costs incurred. Under the agreement, a joint steering committee of our and LFB’s representatives will determine product development and commercialization plans. We are responsible for development of the production system for the products and will retain exclusive commercial rights to the products in North America. LFB is responsible for clinical development and regulatory review of the first program in this collaboration, and will have exclusive commercial rights in Europe. We will hold co-exclusive rights with LFB in the rest of the world to any products developed through the collaboration. The initial term of the agreement is fifteen years, subject to extension or termination by mutual consent, and the terms for any product developed through the collaboration will continue until the later of the initial term or ten years beyond regulatory approval of that product.

Genzyme Corporation

     In fiscal year 2006, we paid Genzyme Corporation an aggregate of approximately $874,735 under the research and development agreement and the sublease agreement described below. In addition, Mr. Geraghty, one of our directors, is a senior executive of Genzyme.

     Equity Position. Genzyme is one of our largest stockholders. As of April 5, 2007, Genzyme beneficially owned 4,299,032 shares, or approximately 5.5%, of our then outstanding common stock. Included in these shares are 288,000, 55,833 and 29,491 shares of common stock issuable upon exercise of warrants having exercise prices of $4.88, $6.30 and $6.30 per share, respectively, which were the market prices of the common stock at the time the respective warrants were issued. The expiration dates of these warrants range from December 2008 through November 2009. Genzyme has registration rights with respect to all of the shares it beneficially owns.

     Promissory Note. On April 4, 2002, we repurchased 2.82 million shares of our common stock directly from Genzyme which was recorded as treasury stock. We bought the shares for an aggregate consideration of approximately $9.6 million, consisting of approximately $4.8 million in cash and a promissory note to Genzyme for the remaining $4.8 million. Our common stock was valued at $3.385 per share in this transaction, using the simple average of the high and low transaction prices quoted on the NASDAQ Global Market on the previous trading day. Genzyme agreed to a 24-month lock-up provision on their remaining 4.92 million shares of common stock, which was released on April 4, 2004. The promissory note accrued interest at LIBOR plus 1% (LIBOR equaled 4.5% at January 1, 2006). Pursuant to the terms of the note, we repaid $2.4 million in April 2005 and repaid the remaining $2.4 million in January 2006.

     Research and Development Agreement. In July 2001, we entered into a services agreement with Genzyme under which it may perform manufacturing, research and development and regulatory services for our ATryn® program on a cost plus 5% basis. In fiscal year 2006, we paid Genzyme approximately $85,000 under this arrangement, which will be substantially completed once we complete the EMEA process for reexamination of our Marketing Authorization Application for ATryn®.

     Sublease Agreement. Under a sublease agreement, we sublease approximately 4,100 square feet of laboratory, research and office space from Genzyme in exchange for fixed monthly rent payments which approximate the estimated current rental value for such space. In addition, we reimburse Genzyme for our pro rata share of appropriate facilities’ operating costs such as maintenance, cleaning, utilities and real estate taxes. The sublease is automatically renewed each year and is cancelable by us. Under the sublease agreement, we made payments for the fiscal year 2006 of $428,000, and are committed to make a minimum annual rental payment of approximately $440,000 in fiscal year 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

     The following is the report of the Audit Committee with respect to the company’s audited financial statements for the year ended December 31, 2006.

     The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the company’s accounting and financial reporting, internal control and audit functions. The Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ Stock Market standards.

     Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing independent audits of our consolidated financial statements and management’s assessment of the effectiveness of internal controls over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm.

     In the course of its oversight of the company’s financial reporting process, the Audit Committee has:

  reviewed and discussed with management and PricewaterhouseCoopers LLP, GTC’s audited financial statements for the fiscal year ended December 31, 2006;

  discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

  received the written disclosures and the letter from the independent registered public accountant required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

  reviewed with management and the independent registered public accountant the company’s critical accounting policies;

  discussed with management the quality and adequacy of the company’s internal controls over financial reporting;

  discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and

  considered whether the provision of non-audit services by the independent registered public accountant is compatible with maintaining the independent registered public accountant’s independence.

     Based on the foregoing review and discussions, the Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Alan W. Tuck, Chair
Robert W. Baldridge
Michael J. Landine
Pamela W. McNamara

Independent Registered Public Accountants’ Fees and Other Matters

     The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2006 and management’s assessment of the effectiveness of internal controls over financial reporting at December 31, 2006. Our Audit Committee appointed PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the 2006 year-end audit and to review our quarterly financial reports for filing with the Securities and Exchange Commission during fiscal year 2007. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting and will be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

     The following table shows the fees paid or accrued by us for professional services performed by PricewaterhouseCoopers LLP for auditing our financial statements for fiscal years 2006 and 2005:

	2006		2005
Audit Fees(1)	$ 465,175		$ 457,703
Audit-Related Fees(2)	4,000		—
Tax Fees(3)	38,353		50,259
All Other Fees	31,675	(4)	1,500	(5)
Total	$ 539,203		$ 509,462
____________________

(1)	Represents fees for professional services provided in connection with the audits of our year-end annual consolidated financial statements and management’s assessment of the effectiveness of internal controls over financial reporting and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for assurance and related services and consisted of the audit of executive compensation disclosure in connection with preparation of our 2006 proxy statement. All audit-related services were pre-approved by the Audit Committee.

(3)	Represents fees for tax return review, preparation and compliance services.

(4)	Represents fees for services in support of litigation activities and compensation consulting, primarily supporting the implementation of SFAS 123(R).

(5)	Represents fees for research materials.

     Pre-Approval Policy

     In accordance with its written charter, our Audit Committee pre-approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. Our Audit Committee has adopted policies and procedures for the pre-approval of non-audit services for the purpose of maintaining the independence of our independent registered public accountant. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accountant to perform any non-audit services that exceed the pre-approved amounts. For fiscal year 2006, our Audit Committee pre-approved specific non-audit services subject to cost limits to be performed by PricewaterhouseCoopers LLP in order to assure that these services do not impair the independent registered public accountant’s independence. All of the non-audit services rendered by PricewaterhouseCoopers LLP in fiscal year 2006 were pre-approved by our Audit Committee in accordance with these limits.

ADDITIONAL INFORMATION

Deadline for Stockholder Proposals and Director Nominations

     If the 2007 Annual Meeting is not held before April 24, 2007 or after June 23, 2007, and if you wish to bring business before or propose director nominations at the 2008 Annual Meeting of Stockholders, you must notify us in writing by March 10, 2007 (the date 75 days before the anniversary of the 2007 Annual Meeting).

     If you intend to bring such a proposal or nomination at the 2008 Annual Meeting, and you would like us to consider the inclusion of your proposal or nomination in our proxy statement for the meeting, you must notify us in writing of your proposal or nomination prior to December 25, 2006.

     Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information to Vice President, Corporate Communications, c/o GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702:

  a brief statement outlining the reasons the nominee would be an effective director;

  the name, age and business and residence addresses of the candidate;

  the principal occupation or employment of the candidate for the past five years, as well as information about any other board of directors and board committee on which the candidate has served during that period;

  the number of shares of our common stock, if any, beneficially owned by the candidate;

  details of any business or other significant relationship the candidate has ever had with us or our affiliates;

  the stockholder’s name and record address and the name and address of the beneficial owner of shares of our common stock, if any, on whose behalf the proposal is made; and

  the number of shares of our common stock that the stockholder and any such beneficial owner beneficially own.

The Nominating and Corporate Governance Committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such beneficial owner.

Householding of Annual Meeting Materials

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Vice President, Corporate Communications (508-620-9700 x5374). If you wish to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Annual Report and Other SEC Filings

     Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at www.gtc-bio.com. These and other SEC filings, including our proxy statement, are also available on the SEC’s website at www.sec.gov.

     A copy of these filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (excluding exhibits) may be obtained, at no cost, by writing to the Vice President, Corporate Communications, GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702.

     Our Annual Report for the year ended December 31, 2006, which is being mailed to stockholders with this proxy statement, is not incorporated into this proxy statement and is not deemed to be part of the proxy soliciting material.

* * * * *

[As proposed for approval by the stockholders on May 23, 2007. For reference this document has been marked to show changes from the current 2002 Equity Incentive Plan. In addition to the proposed amendment and restatement, these changes also reflect a previously adopted amendment to Section 8(l) unrelated to this proposal.]	ANNEX A

PROPOSED
GTC BIOTHERAPEUTICS, INC.
AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

1. Purpose.

     The purpose of the 2002 Equity Incentive Plan as amended and restated (the “Plan”) of GTC Biotherapeutics, Inc. (f/k/a Genzyme Transgenics Corporation) is to attract, retain and motivate persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. Certain capitalized terms are used herein as defined in Section 9 below.

2. Administration.

     The Plan shall be administered by the Committee; provided that the Board may (subject to any regulatory or exchange listing requirements) in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and, subject to the provisions of the Plan, shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan, and to remedy any inconsistencies or ambiguities. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants, a maximum for any one Participant, and such other features of the Awards as may be required by applicable law.

3. Eligibility.

     All directors, employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4. Stock Available for Awards.

     (a) Amount. Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to ~~Four~~ Six Million ~~(4,000,000)~~ Five Hundred Thousand (6,500,000) shares of Common Stock, plus (1) the number of additional shares of Common Stock subject to awards under the Company’s Amended and Restated 1993 Equity Incentive Plan (the “1993 Plan”) which on or after April 2, 2004, expire or terminate unexercised or are forfeited or settled in a manner that results in fewer shares outstanding than were awarded under the 1993 Plan, which number of additional shares will not exceed 2,178,388 shares (the maximum if all 1993 Plan shares become available), plus (2) an annual increment of additional shares to be added on December 31 of each year (an “Increase Date”), beginning in 2008, equal to the lesser of (i) 1,500,000 shares or (ii) such other amount as may be determined by the Board; provided, however, that in no event shall any such annual increment cause the total maximum aggregate number of shares of Common Stock which may be optioned and issued under the Plan to exceed the lesser of (a) 10% of the shares of Common Stock deemed to be outstanding on the applicable Increase Date (including for this purpose on an as-converted basis all outstanding shares of capital stock then outstanding that are convertible into Common Stock) and (b) 15,000,000 shares (which number shall be subject to adjustment under Section 4(b)); and provided further that no more than 10% of the maximum number of shares to be issued under the Plan may be granted as Restricted Stock or Unrestricted Stock Awards. For purposes of calculating such percentage limitation on Restricted Stock and Unrestricted Stock Awards, the following Awards shall be disregarded: (i) any Award that is granted for consideration of at least 100% of the Fair Market Value of the Common Stock on the date of the respective grant (including Awards granted in lieu of the payment of cash bonuses that would be consistent in amount with past cash bonus practices), and (ii) Awards that are subject to performance-based vesting (including Awards subject to Section 8(k)). If any Award made under the Plan expires or terminates unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued outside of the Plan through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

     (b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee shall (subject in the case of Incentive Stock Options to any limitation required under the Code) equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award.

     (c) Limit on Individual Grants. The maximum number of shares of Common Stock that may be granted in connection with all Awards within any fiscal year to any one Covered Employee under the Plan shall not exceed 400,000 shares, except for grants to new hires during the fiscal year of hiring which shall not exceed 600,000 shares, in each case subject to adjustment under Section 4(b).

5. Stock Options.

     (a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options”) or (ii) not intended to comply with such requirements (“Nonstatutory Stock Options”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that a Nonstatutory Stock Option granted to a new employee or consultant in connection with his or her hiring may have a lower exercise price so long as it is not less than 100% of Fair Market Value on the date he or she accepts the Company’s offer of employment or the date employment commences, whichever is lower. No Option shall be an Incentive Stock Option if not granted within ten years from the date on which the Plan or an amendment thereto was last approved for purposes of Section 422 of the Code (the date of such approval being the date on which the Plan or the respective amendment was approved by the Board or the stockholders, whichever was earlier).

     (b) Terms and Conditions. Subject to the provisions of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable securities laws, as it considers necessary or advisable.

     (c) Payment. No shares shall be delivered upon exercise of any Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option pursuant to any of the following methods: (i) by actual delivery or attestation of ownership of shares of Common Stock owned by the Participant, including vested Restricted Stock, (ii) by retaining shares of Common Stock otherwise issuable pursuant to the Option, (iii) for consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or (iv) for such other lawful consideration as the Committee may determine.

     (d) Term of Option. The term of each Option granted under this Section 5 shall not exceed ten years from the date the Option is granted.

6. Stock Equivalents.

     Subject to the provisions of the Plan, the Committee may grant rights to receive payment from the Company based in whole or in part on the value of the Common Stock (“Stock Equivalents”) upon such terms and conditions as the Committee determines. Stock Equivalents may include without limitation phantom stock, restricted stock units, unrestricted stock units, performance units, dividend equivalents and stock appreciation rights (“SARs”). SARs granted in tandem with an Option will terminate to the extent that the related Option is exercised, and the related Option will terminate to the extent that the tandem SARs are exercised. An SAR will have an exercise price determined by or in the manner specified by the Committee of not less than 100% of the Fair Market Value of the Common Stock on the date of the grant, or of not less than the exercise price of the related Option in the case of an SAR granted in tandem with an Option. The Committee will determine at the time of grant or thereafter whether Stock Equivalents are to be settled in cash, Common Stock or other securities of the Company, Awards or other property.

7. Stock Awards.

     Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. Subject to the provisions of the Plan, the Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”).

8. General Provisions Applicable to Awards.

     (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. Subject to the provisions of the Plan, the terms of any Award may include such continuing restrictions and forfeiture and/or other penalty provisions relating to competition or other activity detrimental to the Company as the Committee determines.

     (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

     (c) Dividend, Cash Awards and Loans. Subject to the provisions of the Plan, in the discretion of the Committee, any Award under the Plan may provide for (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award or (iii) one or more loans to a Participant (other than a Participant who is a director or executive officer for purposes of Section 13(k) of the Exchange Act) to permit exercise of, or the payment of any tax liability with respect to, any Award.

     (d) Termination of Service. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or other service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. Unless the Committee otherwise provides in any case, a Participant’s employment or other service shall have terminated for purposes of this Plan at the time the entity by which the Participant is employed or to which he or she renders such service ceases to be an Affiliate of the Company.

     (e) Change-in-Control. In order to preserve a Participant’s rights under an Award in the event of a change-in-control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change-in-control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change-in-control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

     (f) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

     (g) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

     (h) Foreign National Awards. Notwithstanding anything to the contrary contained in this Plan, Awards may be made to Participants who are foreign nationals or employed or performing services outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (i) Amendment of Award. Except as provided in Section 8(j) and Section 8(l), the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Any such action shall require the Participant’s consent unless:

          (i) in the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be);

          (ii) the Committee determines that the action is permitted by the terms of Section 8(k);

          (iii) the Committee determines that the action is reasonably necessary to comply with any regulatory, accounting, or exchange or stock market listing requirement; or

          (iv) in any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (j) No Repricing of Options. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

     (k) Code Section 162(m) Provisions. If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares of Common Stock, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period. Prior to the payment of any Award subject to this Section 8(k), the Committee shall certify in writing that the Performance Goals and other material terms applicable to such Award were satisfied. Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8(k) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

     (l) Minimum Vesting Requirements. Each Award ~~granted~~ under the Plan shall vest in accordance with a schedule which does not permit more than one-third of each such Award to vest on each of the three succeeding anniversaries of the date of grant of the Award. This minimum vesting requirement shall not, however, preclude the Committee from exercising its discretion to (i) accelerate the vesting of any Award upon retirement, termination of employment by the Company, death, or disability, (ii) accelerate the vesting of an Award in accordance with Section 8(e), (iii) establish a shorter vesting schedule for consultants, directors, or newly-hired employees, (iv) establish a shorter vesting schedule for Awards that are granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, or other cash compensation, ~~or~~ (v) establish a shorter performance-based vesting schedule, including a schedule in accordance with Section 8(k)~~.~~ or (vi) grant Awards of Unrestricted Stock in accordance with Section 7.

9. Certain Definitions.

     “Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has another significant financial interest as determined by the Committee.

     “Award” means any Option, Stock Equivalent, Restricted Stock, Unrestricted Stock, or Foreign National Award granted under the Plan.

     “Board” means the Board of Directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     “Committee” means any committee of one or more directors appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee it shall be comprised of not less than two directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m) of the Code, respectively.

     “Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

     “Company” means GTC Biotherapeutics, Inc., a Massachusetts corporation and, unless the context otherwise requires, includes each “subsidiary corporation” of GTC Biotherapeutics, Inc., as defined in Section 424(f) of the Code, from time to time.

     “Covered Employee” means, at any time that Section 162(m) of the Code applies to the Company, a “covered employee” within the meaning of such section.

     “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

     “Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     “Non-Employee Director” means a director of the Company who is not an employee of the Company or of any subsidiary of the Company.

     “Participant” means a person selected by the Committee to receive an Award under the Plan.

     “Performance Goals” means with respect to any Performance Period, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m): (i) increases in the price of the Common Stock, (ii) product or service sales or market share, (iii) revenues, (iv) return on equity, assets, or capital, (v) economic profit (economic value added), (vi) total shareholder return, (vii) costs, (viii) expenses, (ix) margins, (x) earnings or earnings per share, (xi) cash flow, (xii) cash balances (xiii) customer satisfaction, (xiv) operating profit, (xv) research and development progress, (xvi) clinical trial progress, (xvii) licensing, (xviii) product development, (xix) manufacturing, or (xx) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

     “Performance Period” means the period of service designated by the Committee applicable to an Award subject to Section 8(k) during which the Performance Goals will be measured.

     “Reporting Person” means a person subject to Section 16 of the Exchange Act.

10. Miscellaneous.

     (a) No Right to Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/ her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company or Affiliate to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

     (b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

     (c) Amendment of Plan. Subject to Section 8(j) and Section 8(l), the Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.

     (d) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

     (e) Effective Date and Term of Plan. ~~Subject to the approval of~~ The Plan has been approved most recently by the stockholders of the Company~~, the~~ on May 26, 2004. This amendment and restatement of the Plan shall be effective on ~~May 26, 2004.~~ the date it is approved by the stockholders of the Company. Unless earlier terminated by the Board, or extended by approval of the stockholders, the term of the Plan shall expire on the tenth anniversary of the effective date of the most recent stockholder approval for purposes of Section 422 of the ~~amendment and restatement of the Plan~~ Code and the regulations thereunder, and no further Awards hereunder shall be made thereafter.

* * * *

GTC BIOTHERAPEUTICS, INC.
175 CROSSING BLVD.
FRAMINGHAM, MA 01702

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GTC BIOTHERAPEUTICS, INC.

1.	Vote on Proposal 1 - Election of Directors
	Nominees:					For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	01) Robert W. Baldridge 02) James A. Geraghty 03) Michael J. Landine					☐	☐	☐

			For	Against	Abstain
2.	Vote on Proposal 2 - Approval of Amendment and Restatement of the 2002 Equity Incentive Plan		☐	☐	☐

PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Note:

Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each joint holder should personally sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes, please check the box at the right and write them on the back where indicated. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Please indicate if you plan to attend the meeting.			☐	☐

			Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

GTC BIOTHERAPEUTICS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2007

     The undersigned stockholders of GTC Biotherapeutics, Inc. (“GTC”) hereby appoints Geoffrey F. Cox, John B. Green and Nathaniel S. Gardiner, or any of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of GTC that the undersigned is entitled to vote at the Annual Meeting of Stockholders of GTC to be held at 1:00 p.m. local time on Wednesday, May 23, 2007 at the Forefront Center for Meetings & Conferences, 404 Wyman Street, Waltham, Massachusetts 02451, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

     THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING EITHER A WRITTEN NOTICE OF REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE TO THE SECRETARY, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

Address Changes:

(If you noted any Address Changes above, please mark the corresponding box on the reverse side.) PLEASE SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE USING THE ENCLOSED REPLY ENVELOPE

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)